                                                                     EXHIBIT 2.1

                               PURCHASE AGREEMENT



                             Dated December 3, 1997


                        And effective September 30, 1997


                                     Among



                              QUANEX CORPORATION,
                            a Delaware corporation,

                         VISION METALS HOLDINGS, INC.,
                            a Delaware corporation,

                                      and

                              VISION METALS, INC.
                             a Delaware corporation

                              TABLE OF CONTENTS

This Table of Contents is solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

                                                                                                                     PAGE
1.       STOCK AND ASSETS BEING PURCHASED AND LIABILITIES BEING ASSUMED . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.1     STOCK AND ASSETS BEING PURCHASED . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                 (a)      REAL PROPERTY, BUILDINGS AND IMPROVEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 (b)      LEASES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 (c)      OTHER TANGIBLE ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 (d)      INVENTORY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 (e)      ACCOUNTS RECEIVABLE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 (f)      INTELLECTUAL PROPERTY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 (g)      AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 (h)      PREPAID EXPENSES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 (i)      CASH AND CASH EQUIVALENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 (j)      WARRANTY RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 (k)      RECORDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 (l)      LICENSES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 (m)      OTHER ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         1.2     ASSETS RELATING TO THE BUSINESS NOT BEING PURCHASED PURSUANT TO THIS AGREEMENT . . . . . . . . . . . . 4
                 (a)      TAX MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 (b)      RIGHTS TO CLAIMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 (c)      CERTAIN RECEIVABLES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 (d)      CERTAIN PREPAID AMOUNTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 (e)      CERTAIN NON-EXCLUSIVE ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         1.3     LIABILITIES AND OBLIGATIONS TO BE ASSUMED  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 (a)      LEASES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 (b)      EQUIPMENT LEASES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 (c)      PURCHASE ORDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 (d)      SALES COMMITMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 (e)      PAYABLES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 (f)      AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 (g)      PRODUCT REPLACEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 (h)      PRODUCT LIABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 (i)      GENERAL LIABILITIES AFTER THE EFFECTIVE TIME  . . . . . . . . . . . . . . . . . . . . . . . . 5
                 (j)      CERTAIN EMPLOYEE BENEFITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 (k)      PERMITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 (l)      ENVIRONMENTAL CONDITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 (m)      TAX MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         1.4     LIABILITIES NOT BEING ASSUMED  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 (a)      TAX MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 (b)      CERTAIN CLAIMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 (c)      PRODUCT LIABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7





                                      (i)

                 (d)      RELATED PERSON OBLIGATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 (e)      GENERAL OBLIGATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 (f)      QUANEX DEBT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

2.       CASH CONSIDERATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         2.1     PAYMENT OF CASH PURCHASE PRICE AT CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         2.2     POST-CLOSING ADJUSTMENT TO CASH PURCHASE PRICE . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

3.       CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         3.1     TIME AND PLACE OF THE CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         3.2     ACTIONS BEING TAKEN AT THE CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 (a)      DOCUMENTS TRANSFERRING MST STOCK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 (b)      DOCUMENTS TRANSFERRING ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 (c)      PAYMENT OF CASH PURCHASE PRICE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 (d)      ASSUMPTION AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 (e)      CERTIFICATES OF INCUMBENCY AND AUTHORITY  . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 (f)      GUARANTY AND MANAGEMENT AGREEMENT TERMINATIONS  . . . . . . . . . . . . . . . . . . . . . .  10
                 (g)      THIRD PARTY CONSENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 (h)      TIMING OF ACTIONS TAKEN AT THE CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         3.3     CERTAIN ACTIONS TO BE TAKEN AFTER THE CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 (a)      DEMANDS TO QUANEX FOR PURCHASING PARTIES' OBLIGATIONS . . . . . . . . . . . . . . . . . . .  10
                 (b)      DEMANDS TO PURCHASING PARTIES FOR QUANEX'S OBLIGATIONS  . . . . . . . . . . . . . . . . . .  10
                 (c)      PAYMENTS TO QUANEX TO WHICH VMI IS ENTITLED . . . . . . . . . . . . . . . . . . . . . . . .  11
                 (d)      PAYMENTS TO PURCHASING PARTIES TO WHICH QUANEX IS ENTITLED  . . . . . . . . . . . . . . . .  11
                 (e)      ACTIONS WITH RESPECT TO CERTAIN AGREEMENTS REQUIRING CONSENT  . . . . . . . . . . . . . . .  11

4.       REPRESENTATIONS AND WARRANTIES OF QUANEX . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.1     ORGANIZATION AND EXISTENCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.2     AUTHORITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         4.3     CAPITALIZATION OF MST  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         4.4     INTERESTS IN OTHER ENTITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         4.5     NO CONFLICT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         4.6     NO CONSENTS OR GOVERNMENTAL APPROVALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         4.7     FINANCIAL CONDITION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         4.8     TITLE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         4.9     PROPERTIES AND ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 (a)      TITLE TO REAL PROPERTY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 (b)      USE OF REAL PROPERTY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 (c)      TITLE TO PERSONAL PROPERTY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 (d)      CONDITION AND SUFFICIENCY OF ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         4.10    COMPLIANCE WITH ENVIRONMENTAL LAWS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 (a)      PROVISION OF INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 (b)      STANDARD FOR DETERMINING WHAT INFORMATION HAS BEEN PROVIDED . . . . . . . . . . . . . . . .  16
                 (c)      EXCLUSIVITY OF ENVIRONMENTAL REPRESENTATIONS  . . . . . . . . . . . . . . . . . . . . . . .  16
                 (d)      CERTAIN DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         4.11    CERTAIN CONTRACTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         4.12    LITIGATION AND ARBITRATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 (a)      EXISTENCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 (b)      EFFECT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19





                                      (ii)

         4.13    ABSENCE OF CERTAIN CHANGES OR EVENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 (a)      ORDINARY COURSE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 (b)      NO MATERIAL CHANGE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 (c)      NO MATERIAL DAMAGES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 (d)      RIGHTS TO INTELLECTUAL PROPERTY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 (e)      PERMITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 (f)      DISPOSITION OF PROPERTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 (g)      CHANGE IN CONTRACTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 (h)      CAPITAL EXPENDITURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 (i)      OBLIGATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 (j)      PAYMENTS OF LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 (k)      EMPLOYEE MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 (l)      DISTRIBUTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 (m)      ADDITIONAL STOCK AND LOANS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 (n)      ACCOUNTING METHODS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 (o)      AFFILIATE TRANSACTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 (p)      SETTLEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 (q)      CERTAIN ORDERS OF MATERIALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 (r)      CERTAIN AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         4.14    CERTAIN TRANSACTIONAL FEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         4.15    EMPLOYEE BENEFIT PLANS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 (a)      IDENTIFICATION OF PLANS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 (b)      INFORMATION PROVIDED  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 (c)      LIENS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 (d)      TERMINATION PROCEEDINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 (e)      FUNDING DEFICIENCIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 (f)      MULTIEMPLOYER PLANS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 (g)      QUALIFICATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 (h)      CLAIMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 (i)      PENALTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 (j)      COMPLIANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 (k)      CERTAIN REQUIREMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 (l)      EFFECT OF TRANSACTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 (m)      CERTAIN LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         4.16    COMPLIANCE WITH LAWS AND PERMITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 (a)      COMPLIANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 (b)      POSSESSION OF PERMITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         4.17    NO UNDISCLOSED LIABILITY; INDEBTEDNESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         4.18    ACCOUNTS RECEIVABLE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         4.19    INVENTORY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         4.20    PERSONNEL INFORMATION; LABOR RELATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 (a)      IDENTIFICATION OF EMPLOYEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 (b)      CERTAIN MATTERS RELATING TO EMPLOYEES . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 (c)      WARN OBLIGATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 (d)      COMPLIANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         4.21    TAXES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 (a)      FILING OF RETURNS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 (b)      PAYMENT OF TAXES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 (c)      WITHHOLDING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29





                                     (iii)

                 (d)      ENCUMBRANCES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 (e)      EXTENSIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 (f)      THIRD-PARTY TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 (g)      STATUTES OF LIMITATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 (h)      CLAIMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 (i)      AUDITS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 (j)      TAX SHARING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 (k)      POWERS OF ATTORNEY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 (l)      PARACHUTE PAYMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 (m)      341(F) CONSENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 (n)      CERTAIN PROPERTY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 (o)      481(A) ADJUSTMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 (p)      BOYCOTTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 (q)      PAST AUDITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 (r)      INFORMATION PROVIDED  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 (s)      DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         4.22    INTELLECTUAL PROPERTY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 (a)      RIGHT TO USE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 (b)      AGREEMENTS AND LICENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 (c)      IDENTIFICATION OF CERTAIN INTELLECTUAL PROPERTY . . . . . . . . . . . . . . . . . . . . . .  33
                 (d)      INFRINGEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 (e)      DEFINITION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         4.23    INSURANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         4.24    BANK ACCOUNTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         4.25    CUSTOMERS AND SUPPLIERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         4.26    AFFILIATE TRANSACTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         4.27    DISCLOSURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

5.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASING PARTIES.  . . . . . . . . . . . . . . . . . . . . . . . . .  35
         5.1     ORGANIZATION AND GOOD STANDING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         5.2     AUTHORITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         5.3     NO CONFLICT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         5.4     NO CONSENTS OR GOVERNMENTAL APPROVALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         5.5     CERTAIN TRANSACTIONAL FEES.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

6.       ADDITIONAL AGREEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         6.1     CERTAIN EMPLOYEE BENEFIT MATTERS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 (a)      QUANEX CORPORATION SALARIED EMPLOYEES' PENSION PLAN . . . . . . . . . . . . . . . . . . . .  36
                 (b)      QUANEX CORPORATION EMPLOYEE SAVINGS PLAN  . . . . . . . . . . . . . . . . . . . . . . . . .  38
                 (c)      QUANEX CORPORATION HOURLY BARGAINING UNIT EMPLOYEES SAVINGS PLAN  . . . . . . . . . . . . .  39
                 (d)      PENSION PLAN BETWEEN GULF STATES TUBE DIVISION OF QUANEX CORPORATION AND UNITED STEELWORKERS
                          OF AMERICA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 (e)      QUANEX CORPORATION GROUP BENEFITS PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 (f)      GULF STATES TUBE UNION GROUP BENEFIT PLAN . . . . . . . . . . . . . . . . . . . . . . . . .  40
                 (g)      QUANEX CORPORATION MANAGEMENT INCENTIVE PROGRAM . . . . . . . . . . . . . . . . . . . . . .  40
                 (h)      VACATION POLICIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         6.2     TRANSFER OF WORK FORCE EMPLOYED IN CONNECTION WITH THE BUSINESS  . . . . . . . . . . . . . . . . . .  40





                                      (iv)

         6.3     SUPPLYING OF INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         6.4     EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         6.5     PUBLICITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         6.6     TAX REPORTING AND COOPERATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         6.7     ALLOCATION OF CASH PURCHASE PRICE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         6.8     TRANSFER TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         6.9     ALLOCATION OF CERTAIN STRADDLE PERIOD TAXES  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                 (a)      CAPITAL AND AD VALOREM TAXES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                 (b)      OTHER NON-INCOME TAXES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         6.10    NON-SOLICITATION; NON-COMPETE PROVISION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         6.11    USE OF CERTAIN NAMES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         6.12    CERTAIN ASSURANCES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         6.13    INTERCOMPANY ACCOUNTS AND CASH . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

7.       INDEMNIFICATION AND REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         7.1     QUANEX'S INDEMNIFICATION OF THE PURCHASING PARTIES . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 (a)      BREACHES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 (b)      CERTAIN CLAIMS BEFORE EFFECTIVE TIME  . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 (c)      NON-ASSUMED LIABILITIES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 (d)      CERTAIN TAX MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 (e)      PRODUCT REPLACEMENT OBLIGATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         7.2     PURCHASING PARTIES' INDEMNIFICATION OF QUANEX  . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 (a)      BREACHES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 (b)      CERTAIN CLAIMS AFTER EFFECTIVE TIME . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 (c)      ASSUMED LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 (d)      EMPLOYEE BENEFIT MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 (e)      CERTAIN TAXES MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         7.3     THIRD PARTY CLAIMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         7.4     SURVIVAL OF REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         7.5     LIMITATION ON INDEMNIFICATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         7.6     LIMITATION ON TYPE OF REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

8.       GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         8.1     AMENDMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         8.2     NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         8.3     WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         8.4     HEADINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         8.5     SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         8.6     ENTIRE AGREEMENT; SCHEDULES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         8.7     GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         8.8     COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         8.9     NO THIRD-PARTY BENEFICIARIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         8.10    VENUE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         8.11    ASSIGNABILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50





                                      (v)

                              INDEX OF DEFINITIONS


This Index of Definitions is solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

TERMS DEFINED IN THIS AGREEMENT:                                                                    SECTION WHERE DEFINED
Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  0.1.1(i)
Accounts Receivable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  0.4.18
Affiliated Group  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.4.21(a)
Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  [Introduction]
Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.1.1
Assumed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.1.3
Assumption Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  0.3.2(d)
Basket Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.7.5
Businesses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.4.1
Buyer Group Benefits Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  0.6.1(e)
Buyer Salaried Pension Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.6.1(a)(i)
Buyer Savings Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  0.6.1(b)
Buyer's Intercompany Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.2.2
Buyer's Transfer Amount Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  0.6.1(a)(ii)
Cash Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.2.1
Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.1.1
Closing Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  0.1.1(d)
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.4.13(k)
Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.4.3
Designated Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.4.15(a)
Disclosure Schedule . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.1.1
Effective Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  0.1.2(a)
Effective Date Balance Sheet  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  0.1.2(a)
Effective Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  [Introduction]
Encumbrances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.1.1
Environmental Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  0.4.10(d)(i)
Environmental Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.4.10(d)(ii)
Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  0.4.10(d)(iii)
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.4.13(k)
ERISA Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.4.15(c)
Government Authorities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.4.5
Group Benefit Plan Participants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  0.6.1(e)
Group Office  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  [Recitals]
GST Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  0.1.1(g)
GST Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  [Recitals]
Hazardous Materials . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.4.10(d)(iv)
Income Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.3(m)
Indemnified Party . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.7.3
Indemnifying Party  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.7.3
Independent Actuarial Firm  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  0.6.1(a)(ii)
Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.4.22(e)





                                      (vi)

TERMS DEFINED IN THIS AGREEMENT                                                                     SECTION WHERE DEFINED

Intercompany Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.2.2
Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  0.4.19
Knowledge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Knowledge Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.9(b)
Legal Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.4.5
Loss  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.7.1
Maximum Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.7.5
Material Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  0.4.11
MST . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  [Recitals]
MST Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  [Recitals]
MST Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  [Recitals]
Non-Income Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.3(m)
Office Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  0.1.1(b)
Orders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.4.5
Owned Real Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  0.1.1(a)
PBGC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.4.15(d)
Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.4.5
Post-9/30/97 period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.9
Pre-10/1/97 period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.9
Purchased Group . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.2
Purchasing Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  [Recitals]
Quanex  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  [Introduction]
Real Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  0.4.9(a)
Restricted Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.10
Salaried Participants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.6.1(a)(i)
Seller's Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  0.4.26
Seller's Transfer Amount Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  0.6.1(a)(ii)
Straddle Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.6.9
Subsequent Net Cash Outflow . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.2
Tax Accrual . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.3(m)
Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.4.21(s)
Tax Returns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.4.21(s)
Transfer Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  0.6.1(a)(ii)
Transfer Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.6.8
VMHI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  [Introduction]
VMI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  [Introduction]
WARN Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.4.20(c)





                                     (vii)

           INDEX OF SCHEDULES FORMING PART OF THE DISCLOSURE SCHEDULE

 Schedule 1.1         --       Encumbrances Permitted on Transferred Assets  . . . .     Section 1.1

 Schedule 1.1(a)      --       Description of Owned Real Property  . . . . . . . . .     Section 1.1(a)

 Schedule 1.1(g)      --       GST Agreements  . . . . . . . . . . . . . . . . . . .     Section 1.1(g)

 Schedule 4.5         --       Certain Conflict Exceptions . . . . . . . . . . . . .     Section 4.5

 Schedule 4.6         --       Certain Required Permits  . . . . . . . . . . . . . .     Section 4.6

 Schedule 4.9         --       Matters Relating to Properties and Assets . . . . . .     Section 4.9(a),(b),(c),(d)

 Schedule 4.10        --       Certain Environmental Matters . . . . . . . . . . . .     Section 4.10(b)

 Schedule 4.11        --       Matters Relating to Contracts . . . . . . . . . . . .     Section 4.11

 Schedule 4.12        --       Matters Relating to Litigation and Arbitration  . . .     Section 4.12(a),(b)

 Schedule 4.13        --       Absence of Certain Changes or Events  . . . . . . . .     Section 4.13

 Schedule 4.15        --       Employee Benefit Plans  . . . . . . . . . . . . . . .     Section 4.15(a),(k),(l),(m)

 Schedule 4.16        --       Certain Permit Matters  . . . . . . . . . . . . . . .     Section 4.16

 Schedule 4.17        --       Liabilities and Indebtedness  . . . . . . . . . . . .     Section 4.17

 Schedule 4.18        --       Accounts Receivable . . . . . . . . . . . . . . . . .     Section 4.18

 Schedule 4.19        --       Inventory Matters . . . . . . . . . . . . . . . . . .     Section 4.19

 Schedule 4.20(a)     --       Identification of Employees . . . . . . . . . . . . .     Section 4.20(a),(b),(c)

 Schedule 4.20(b)     --       Certain Matters Relating to Employees . . . . . . . .     Section 4.20(b)

 Schedule 4.20(c)     --       WARN Matters  . . . . . . . . . . . . . . . . . . . .     Section 4.20(c)

 Schedule 4.21        --       Tax Matters . . . . . . . . . . . . . . . . . . . . .     Section 4.21

 Schedule 4.22        --       Intellectual Property Matters . . . . . . . . . . . .     Section 4.22(b),(c),(d)

 Schedule 4.23        --       Insurance Policies  . . . . . . . . . . . . . . . . .     Section 4.23

 Schedule 4.24        --       Bank Accounts . . . . . . . . . . . . . . . . . . . .     Section 4.24

 Schedule 4.25        --       Customers and Suppliers Matters . . . . . . . . . . .     Section 4.25

 Schedule 4.26        --       Affiliate Transactions  . . . . . . . . . . . . . . .     Section 4.26





                                     (viii)

 Schedule 6.1         --       Certain Employees . . . . . . . . . . . . . . . . . .     Section 6.1(a)(i),
                                                                                         Section 6.1(e)

 Schedule 6.2         --       Employees to be Hired . . . . . . . . . . . . . . . .     Section 6.2

 Schedule 6.7         --       Allocation of Cash Purchase Price . . . . . . . . . .     Section 6.2

 Schedule 6.10        --       Proposal Relating to Certain Products . . . . . . . .     Section 6.10
//





                                      (ix)

                               PURCHASE AGREEMENT


         THIS PURCHASE AGREEMENT (this "Agreement") dated December 3, 1997, and effective at 00:01 a.m. Michigan time on September 30, 1997 (the "Effective Time") is by and between QUANEX CORPORATION, a Delaware corporation ("Quanex"), VISION METALS HOLDINGS, INC., a Delaware corporation ("VMHI"), and VISION METALS, INC., a Delaware corporation ("VMI").

         WHEREAS, Quanex owns all of the outstanding shares (the "MST Stock") of common stock, $.01 par value of Michigan Seamless Tube Company, a Delaware corporation ("MST");

         WHEREAS, MST is engaged in the business of producing cold drawn tubes and line pipes at its South Lyon, Michigan, facility (the "MST Business"), and Quanex, through its Gulf States Tube Division, is engaged in the business of producing seamless hot finished tubes, welded tubes, cold drawn tubes and line pipes at its Rosenberg, Texas, facility (the "GST Business");

         WHEREAS, Quanex maintains administrative offices for the operation of its Tube Group in Ann Arbor, Michigan (the "Group Office");

         WHEREAS, Quanex wishes to sell, and VMI wishes to purchase, the MST Stock and substantially all of the assets relating to the GST Business and the Group Office and VMI wishes to assume substantially all of the liabilities relating to the GST Business and the Group Office, in each case effective as of the Effective Time, as set forth more specifically in this Agreement; and

         WHEREAS, VMHI owns all of the outstanding shares of capital stock of VMI;

         NOW THEREFORE, in consideration of the mutual agreements and covenants contained in this Agreement and for other good, fair and valuable consideration, the receipt and sufficiency of which are acknowledged, VMHI and VMI (together, the "Purchasing Parties"), and Quanex agree as follows:

         1.      STOCK AND ASSETS BEING PURCHASED AND LIABILITIES BEING
                 ASSUMED.

                 1.1 STOCK AND ASSETS BEING PURCHASED. On the terms and subject to the conditions set forth in this Agreement, at the closing described in Article 3 of this Agreement (the "Closing"), and taking place simultaneously with the execution and delivery of this Agreement, VMI is purchasing from Quanex, and Quanex is selling, assigning, transferring, conveying and delivering to VMI, the MST Stock, free and clear of all liens, claims, security interests, pledges, attachments, proxies, voting arrangements, collateral security agreements, claims, charges, mortgages, restrictions on transfer and other encumbrances (collectively, "Encumbrances"), and all of Quanex's right, title and interest to the following assets, subject to the provisions of
Section 0.1.2 of this Agreement, free and clear of any Encumbrances (other than those Encumbrances described in SCHEDULE 1.1 to the disclosure schedule that is being delivered to VMI separately from this Agreement concurrently with the execution and delivery of this Agreement (the "Disclosure Schedule"):

                          (a) REAL PROPERTY, BUILDINGS AND IMPROVEMENTS. The land more specifically described in SCHEDULE 1.1(A) to the Disclosure Schedule and located at Rosenberg, Texas (the "Owned Real Property") and all buildings and other improvements located on the Owned Real Property;

                          (b) LEASES. The real property lease agreement dated May 24, 1993, between Quanex, as lessee, and Domino's Pizza, Inc., as lessor, relating to the Group Office (the "Office Lease");

                          (c) OTHER TANGIBLE ASSETS. All furniture, fixtures, tools, dies, machinery, equipment, vehicles and other rolling stock, and all other tangible assets owned by Quanex relating to the GST Business; all other furniture, fixtures, machinery, equipment and other tangible assets owned by Quanex and located at the Group Office; and any rights and interests of Quanex, as lessee, under any leases of such furniture, fixtures, tools, dies, machinery, equipment, vehicles, rolling stock and other tangible assets;

                          (d)     INVENTORY.  All inventory (including
         manufacturing supplies, raw materials, components, repair parts, work-in-progress, finished goods and other similar items, whether raw or used) relating to the GST Business as of 00:01 a.m. Michigan time on the date of the Closing (the "Closing Time");

                          (e) ACCOUNTS RECEIVABLE. All accounts receivable (including without limitation notes receivable) of Quanex relating to the GST Business as of the Closing Time;

                          (f) INTELLECTUAL PROPERTY. The following intellectual property: (i) the trade names "Gulf States Tube" and "Michigan Seamless Tube", including package design and the right to use all existing packages, invoices, letterhead, envelopes and similar printed material using those names, (ii) any other trade names owned by Quanex and used exclusively in the GST Business, (iii) any trademarks and similar rights owned by Quanex and used exclusively in the GST Business, (iv) copyrights owned by Quanex and used exclusively in the GST Business and (v) processes, know-how, tool and die technology, other technology, inventions, formulae, trade secrets, patents, computer programs and all other proprietary rights (including without limitation all registrations and applications therefor) owned by Quanex and used exclusively in the GST Business;

                          (g) AGREEMENTS. The contracts and agreements described in SCHEDULE 1.1(G) to the Disclosure Schedule, which describes those agreements relating exclusively to the GST Business or the Group Office to be sold and transferred to the Purchasing Parties at the Closing (the "GST Agreements");

                          (h) PREPAID EXPENSES. All prepaid expenses and deposits of Quanex relating exclusively to the GST Business as of the Closing Time;

                          (i) CASH AND CASH EQUIVALENTS. All cash and cash equivalents of Quanex relating exclusively to the GST Business and any bank, money market, investment, brokerage or other accounts ("Accounts") of Quanex relating exclusively to the GST Business as of the Closing Time;

                          (j) WARRANTY RIGHTS. All rights of Quanex relating to the GST Business under express or implied warranties from suppliers;

                          (k)     RECORDS.  All books, records and
         correspondence owned by Quanex relating exclusively to the GST Business, including, but not limited to, customer and supplier records, production records, employment records and any information that has been reduced to writing or stored electronically;

                          (l) LICENSES. The transferable licenses, permits and registrations held by Quanex and used exclusively in the GST Business, issued by governmental authorities (including without limitation administrative governmental authorities); and

                          (m) OTHER ASSETS. All other assets (whether tangible or intangible) used exclusively in the GST Business and owned by Quanex as of the Closing Time, including, without limitation, goodwill, supplies, contract rights, other tangible assets and all other assets used by Quanex exclusively in the GST Business (to the extent Quanex owns the assets or has any rights with respect to the assets).

The term "Assets" as used in this Agreement shall mean the assets described in this Section 0.1.1, excluding the assets described in Section 0.1.2 of this Agreement.

                 1.2 ASSETS RELATING TO THE BUSINESS NOT BEING PURCHASED PURSUANT TO THIS AGREEMENT. Specifically excluded from any assets being purchased pursuant to this Agreement are:

                          (a) TAX MATTERS. All amounts representing any rights to Non-Income Tax refunds or other Non-Income Tax payments existing as of September 30, 1997, and to Income Tax refunds or other Income Tax payments existing as of the close of business on November 30, 1997, whether or not reflected or accrued on that certain audited combined balance sheet of MST, the GST Business and the Group Office as of September 30, 1997 (the "Effective Date") prepared by Deloitte & Touche

         LLP, copies of which have been provided to the Purchasing Parties and Quanex (the "Effective Date Balance Sheet");

                          (b) RIGHTS TO CLAIMS. All rights of Quanex (i) pursuant to any lawsuits or other claims involving the GST Business or the Group Office based on events occurring before the Effective Time other than those rights included within the Assumed Liabilities described in subsections 1.3(g) and 1.3(j) of this Agreement and (ii) related to those liabilities not being assumed by VMI as described in
         Section 0.1.4 of this Agreement;

                          (c) CERTAIN RECEIVABLES. Amounts reflected on Quanex's books and records as of the Effective Time as receivables by Quanex from any person affiliated with Quanex;

                          (d) CERTAIN PREPAID AMOUNTS. Any prepaid insurance premiums relating to the GST Business or the Group Office; and

                          (e) CERTAIN NON-EXCLUSIVE ASSETS. All assets of Quanex used by Quanex in any of its businesses other than the GST Business and other than the assets comprising the Group Office, including without limitation all rights to the use of the name "Quanex".

                 1.3 LIABILITIES AND OBLIGATIONS TO BE ASSUMED. On the terms and subject to the conditions set forth in this Agreement, at the Closing, VMI is assuming the following liabilities and obligations, subject to the provisions of Section 0.1.4 of this Agreement:

                          (a) LEASES. All of Quanex's liabilities and obligations accrued after the Effective Time under the Office Lease (excluding liabilities arising out of breach or nonperformance thereunder);

                          (b)     EQUIPMENT LEASES.  All of Quanex's
         liabilities and obligations accrued after the Effective Time pursuant to the equipment leases and other leases described in subsection 1.1(c) to this Agreement (excluding liabilities arising out of breach or nonperformance thereunder);

                          (c) PURCHASE ORDERS. All contracts or purchase orders to acquire goods or services of Quanex relating to the GST Business as of the Closing Time (excluding liabilities arising out of breach or nonperformance thereunder);

                          (d) SALES COMMITMENTS. All sales orders and obligations of Quanex providing for the manufacture and delivery of products to Quanex's customers relating to the GST Business as of the Closing Time;

                          (e) PAYABLES. All of Quanex's accounts payable, accrued expenses and other items payable relating to the GST Business or the

         Group Office as of the Closing Time and incurred in the ordinary course of business;

                          (f) AGREEMENTS. All of Quanex's liabilities and obligations under the GST Agreements (excluding liabilities arising out of breach or nonperformance thereunder);

                          (g) PRODUCT REPLACEMENT. All obligations to repurchase or replace products produced by Quanex in the GST Business and returned by the purchasers of those products after the Closing Time;

                          (h) PRODUCT LIABILITY. Any product related liability (other than obligations assumed pursuant to subsection 1.3(g) of this Agreement, relating solely to repurchase and replacement obligations) relating to products produced in the GST Business after the Closing Time;

                          (i) GENERAL LIABILITIES AFTER THE EFFECTIVE TIME. All obligations and liabilities relating to the GST Business properly reflected or accrued on the Effective Date Balance Sheet and all obligations and liabilities relating to the GST Business accrued or based on events occurring after the Effective Time, other than product liability relating to products produced by Quanex in the GST Business before the Effective Time, which is governed by subsections 1.3(g) and 1.3(h) of this Agreement;

                          (j) CERTAIN EMPLOYEE BENEFITS. Those obligations and liabilities with respect to employee benefit matters described in
         Section 0.6.1 of this Agreement;

                          (k) PERMITS. All obligations and liabilities arising in connection with Permits held by the Businesses as of the Closing Time, such permits including without limitation NPDES Permit No. MI0001902, Opt-Out Permit No. 599-96, Fort Bend Subsidence District Permit Nos. 003573 and 003574, Compliance Plan No. CP-50129, Permit No. HW-50129 and any modification thereof, NPDES Permit No. TX0003026, and TNRCC Permit No. 01237, and including those obligations and liabilities of the defendant in the Consent Judgment entered in Kelley v. Quanex, Civil Action No. 91-70706-CZ (Ingham County, Michigan, November 25, 1991);

                          (l) ENVIRONMENTAL CONDITIONS. All obligations and liabilities related to environmental conditions existing at the Businesses' facilities as of the Closing Time. Without limiting the generality of the immediately preceding sentence, these liabilities and obligations shall include, without limitation, closure of the landfarm area at the facilities used by the GST Business, and closure of the sludge drying beds and boneyard/landfill areas at the facilities used by the MST Business; and

                          (m) TAX MATTERS. Any amounts representing Taxes other than income Taxes and Michigan Single Business Taxes (collectively "Non-Income Taxes") with respect to any taxable period or portion thereof ending on or before September 30, 1997, up to the aggregate amount of the reserves, provisions and accruals for Non-Income Taxes reflected on the Effective Date Balance Sheet (the "Tax Accrual"), any amounts representing Non-Income Taxes with respect to any taxable period or portion beginning and ending after September 30, 1997, and any amounts representing income Taxes and Michigan Single Business Taxes (collectively "Income Taxes") with respect to any taxable period or portion thereof beginning and ending after November 30, 1997.

The term "Assumed Liabilities" as used in this Agreement shall mean the liabilities and obligations described in this Section 0.1.3, excluding the liabilities and obligations described in Section 0.1.4 of this Agreement.

                 1.4 LIABILITIES NOT BEING ASSUMED. The Purchasing Parties are not assuming the following liabilities and obligations pursuant to this Agreement:

                          (a) TAX MATTERS. Any amounts representing Non-Income Taxes with respect to any taxable period or portion thereof ending on or before September 30, 1997, but only to the extent the aggregate amount of such Non-Income Taxes exceeds the Tax Accrual, and any amounts representing Income Taxes with respect to any taxable period or portion thereof ending on or before November 30, 1997.

                          (b) CERTAIN CLAIMS. Any liability or obligation arising out of the following claims: (i) Jackson and Miller v. Quanex Corporation, Cause No. 95-70507 in the U.S. District Court (Eastern District, Michigan) (originally filed on February 9, 1995) or (ii) Bernander v. Quanex Corporation et al., Cause No. 90938 in the 268th Judicial District Court of Fort Bend County, Texas (originally filed on May 24, 1995);

                          (c) PRODUCT LIABILITY. Any product liability (other than obligations described in subsection 1.3(g) of this Agreement, relating solely to repurchase and replacement obligations) relating to products produced by Quanex in the GST Business before the Closing Time, unless and to the extent accrued and reflected on the Effective Date Balance Sheet;

                          (d) RELATED PERSON OBLIGATIONS. All obligations to Quanex or any person affiliated with Quanex reflected on the books and records of the Gulf States Tube Division and the Group Office as of the Closing Time (other than trade payables);

                          (e) GENERAL OBLIGATIONS. Except as specified in subsections 1.3(j), 1.3(k) and 1.3(l) of this Agreement, obligations and liabilities relating to the GST Business accrued or based on events occurring before the Effective Time; and

                          (f) QUANEX DEBT. Any indebtedness of Quanex for borrowed money.

         2.      CASH CONSIDERATION.

                 2.1 PAYMENT OF CASH PURCHASE PRICE AT CLOSING. On the terms and subject to the conditions set forth in this Agreement, at the Closing the Purchasing Parties are to pay Quanex, as consideration for the transfer and delivery of the MST Stock and the Assets pursuant to Section 0.1.1 of this Agreement, a cash purchase price (the "Cash Purchase Price") of $29,519,618.00.

                 2.2 POST-CLOSING ADJUSTMENT TO CASH PURCHASE PRICE. Within five business days after the date of the Closing, Quanex shall deliver to VMI, by overnight delivery (Federal Express) to the addresses set forth in subsection 8.2(a) of this Agreement, a statement (the "Intercompany Statement") of the results, in reasonable detail, of the cash activity in the intercompany accounts between Quanex, on the one hand, and MST, the Gulf States Tube Division and the Tube Group Office Division, on the other hand, together with appropriate supporting documentation. The Intercompany Statement shall set forth the sum of the following (the "Subsequent Net Cash Outflow"):

                 (a) cash transfers made to Quanex by MST, the Gulf States Tube Division and the Tube Group Office (together, the "Purchased Group") after the Effective Date through (and including) the date of the Closing (the "Interim Period"), less

                 (b) cash transfers made by Quanex to the Purchased Group during the Interim Period, less

                 (c) noncash billings made by Quanex during the Interim Period with respect to the Purchased Group resulting from cash disbursements made by Quanex on behalf of the Purchased Group

VMI shall have 15 business days following delivery of the Intercompany Statement during which to submit to Quanex, in accordance with subsection 8.2(b) of this Agreement, a written statement (a "Buyer's Intercompany Statement") either agreeing with the amount of the Subsequent Net Cash Outflow, in which case that amount shall be the final Subsequent Net Cash Outflow, or setting forth any disputed item (which shall provide, in reasonable detail, the basis for that dispute) in the Intercompany Statement. If VMI does not deliver a Buyer's Intercompany Statement within that 15 business day period, then the Subsequent Net Cash Flow set forth in the Intercompany Statement shall be the final Subsequent Net Cash Outflow for purposes of this Section 2.2. If VMI delivers to Quanex a Buyer's Intercompany Statement setting forth any disputed item, then the parties shall consult and attempt to resolve, as soon as practicable, all disputes set forth in the Buyer's Intercompany Statement. If the parties are unable to resolve those disputes within 15 days of the delivery of the Buyer's Intercompany Statement, then those disputes shall be resolved by Deloitte & Touche LLP. Deloitte & Touche LLP shall be instructed to make its determination of the specific items in dispute as promptly as practicable (which determination shall be within the range of values established for each item in the Intercompany Statement and Buyer's Intercompany Statement); its determination shall be final and binding on the parties and enforceable by appropriate judicial proceedings, and the final Subsequent Net Cash Outflow shall be based on the determination of Deloitte & Touche LLP. The fees and expenses of Deloitte & Touche LLP in performing those functions shall be paid one-half by VMI and one-half by Quanex. All calculations made in the Intercompany Statement, the Buyer's Intercompany Statement and any report by Deloitte & Touche LLP shall be made consistent with Quanex's past practices. On the fifth business day after the determination of the final Subsequent Net Cash Flow in accordance with this
Section 2.2 (whether by means of a Buyer's Intercompany Statement agreeing with the Intercompany Statement, the expiration of the 15 business day period without delivery of a Buyer's Intercompany Statement, the resolution of any dispute over the Intercompany Statement by mutual agreement by Quanex and VMI or the resolution of any dispute over the Intercompany Statement by Deloitte & Touche LLP), a payment of the difference between the final Subsequent Net Cash Outflow and $2,024,518.00 shall be made as follows: If the final Subsequent Net Cash Outflow exceeds $2,024,518.00, then Quanex shall pay to VMI the amount of that excess; if $2,024,518.00 exceeds the final Subsequent Net Cash Outflow, then VMI shall pay to Quanex the amount of that excess. The payment shall be made by means of a wire transfer of immediately available funds to an account designated in writing by the person to receive the payment at least two business days before the date of payment.

         3.      CLOSING

                 3.1 TIME AND PLACE OF THE CLOSING. The closing of the transactions described in this Agreement is taking place at the offices of Kirkland & Ellis, Citicorp Center, 153 East 53rd Street, New York, New York, on December 3, 1997, simultaneously with the execution and delivery of this Agreement.

                 3.2      ACTIONS BEING TAKEN AT THE CLOSING.

                          (a) DOCUMENTS TRANSFERRING MST STOCK. At the Closing, Quanex is delivering to VMI the stock certificate representing the MST Stock accompanied by a stock power endorsed by Quanex in blank, the stock ledger and minute book of MST and the resignations of the directors and officers of MST.

                          (b) DOCUMENTS TRANSFERRING ASSETS. At the closing, Quanex is delivering to VMI a deed and a general form of assignment and bill of sale conveying the Assets to VMI.

                          (c) PAYMENT OF CASH PURCHASE PRICE. At the Closing, VMI is paying Quanex the Cash Purchase Price by wire transfer of immediately available funds at Comerica Bank, Detroit, ABA No. 072 000 096, for the credit of Quanex Corporation, Account No. 2000-009270.

                          (d) ASSUMPTION AGREEMENT. At the Closing, VMI is delivering to Quanex an assumption agreement (the "Assumption

         Agreement") pursuant to which VMI is assuming and agreeing to be liable for the performance of the Assumed Liabilities.

                          (e) CERTIFICATES OF INCUMBENCY AND AUTHORITY. At the Closing, (i) Quanex is delivering to the Purchasing Parties a certificate of corporate incumbency and resolutions authorizing the individuals signing this Agreement and all related documents to do so on behalf of Quanex and (ii) the Purchasing Parties are delivering to Quanex certificates of corporate incumbency and resolutions authorizing the individuals signing this Agreement and all related documents to do so on behalf of the Purchasing Parties.

                          (f)     GUARANTY AND MANAGEMENT AGREEMENT
         TERMINATIONS. At the Closing, Quanex is delivering to the Purchasing Parties satisfactory evidence of the termination of (i) MST's guaranty of the obligations of Quanex and certain of its subsidiaries under the Quanex Corporation $250,000,000 Credit Agreement dated June 23, 1997, between Quanex and Comerica Bank, as agent, (ii) that certain Intercompany Interest Bearing Open Account Agreement dated February 24, 1993, between Quanex and MST and (iii) that certain Management Agreement dated February 23, 1993 between Quanex and MST.

                          (g) THIRD PARTY CONSENTS. At the Closing, Quanex is delivering to VMI copies of consents of co-contracting parties to the assignment of those contracts requiring such consent, to the extent those consents have been obtained and are available as of the Closing Time.

                          (h) TIMING OF ACTIONS TAKEN AT THE CLOSING. All actions taken at the Closing shall be deemed to occur concurrently.

                 3.3      CERTAIN ACTIONS TO BE TAKEN AFTER THE CLOSING.

                          (a) DEMANDS TO QUANEX FOR PURCHASING PARTIES' OBLIGATIONS. If, at any time after the Closing, demand is made on Quanex for payment or performance under any contract, agreement, commitment, plan, arrangement or obligation in respect of the MST Business or the GST Business that, after the Closing Time, is to be satisfied by VMI under the terms of this Agreement or the Assumption Agreement, Quanex shall immediately notify the Purchasing Parties of the demand in writing so that VMI shall have the opportunity to satisfy the payment or performance.

                          (b) DEMANDS TO PURCHASING PARTIES FOR QUANEX'S OBLIGATIONS. If, at any time after the Closing, demand is made on a Purchasing Party for payment or performance under any contract, agreement, commitment, plan, arrangement or obligation relating to the MST Business or the GST Business that, after the Closing Time, is to be satisfied by Quanex under the terms of this Agreement, the Purchasing

         Parties shall immediately notify Quanex of the demand in writing so that Quanex shall have the opportunity to satisfy the payment or performance.

                          (c) PAYMENTS TO QUANEX TO WHICH VMI IS ENTITLED. If, at any time after the Closing, Quanex receives any payment with respect to the MST Business or the GST Business that should have been paid to VMI under the terms of this Agreement, Quanex shall immediately remit the amount of that payment to VMI.

                          (d) PAYMENTS TO PURCHASING PARTIES TO WHICH QUANEX IS ENTITLED. If, at any time after the Closing, a Purchasing Party receives any payment with respect to the MST Business or the GST Business that should have been paid to Quanex under the terms of this Agreement, the VMI shall immediately remit the amount of that payment to Quanex.

                          (e) ACTIONS WITH RESPECT TO CERTAIN AGREEMENTS REQUIRING CONSENT. The Purchasing Parties acknowledge that Quanex's ability to assign certain of the contracts and agreements included within the Assets is subject to receipt of consent from other parties, which consent has not been obtained at the time of the Closing.
         Quanex shall use commercially reasonable efforts to obtain those consents as soon as possible after the Closing. This Agreement shall not constitute an agreement to assign a contract or agreement if the attempted assignment would constitute a breach of the contract or agreement. If Quanex is unable to obtain the consent of a co-contracting party or other third party, Quanex shall be obligated to assure VMI of the benefits of the contract or agreement at Quanex's cost and expense, and VMI shall be obligated to assure Quanex that it will fulfill Quanex's obligations under the contract.

         4. REPRESENTATIONS AND WARRANTIES OF QUANEX. For purposes of the following representations, "knowledge" of a matter by a Knowledge Party means that individual's actual current knowledge, after reasonable investigation regarding the matter, including the individual's discussions with appropriate members of the management employees of the Businesses. Quanex represents and warrants to the Purchasing Parties that:

                 4.1 ORGANIZATION AND EXISTENCE. Each of Quanex and MST is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has the corporate power and authority to own, operate and lease its properties and assets and carry on its business and operations in all material respects as now owned, operated, leased or conducted. Each of Quanex and MST is duly qualified to conduct its business and is in good standing in each jurisdiction in which the failure to be so qualified would have an adverse effect on the GST Business and the MST Business, taken as a whole (together, the "Businesses"). True and correct copies of the certificates of incorporation and bylaws of each of Quanex and MST have been provided to the Purchasing Parties.

                 4.2 AUTHORITY. Quanex has all requisite corporate power and authority to enter into, deliver and perform this Agreement and any other agreement or document necessary to perform this Agreement and to consummate the transactions described in this Agreement. This Agreement has been duly executed and delivered by Quanex pursuant to all necessary corporate action. Assuming the due authorization, execution and delivery by the Purchasing Parties, this Agreement constitutes a legal, valid and binding obligation of Quanex, enforceable against Quanex in accordance with its terms. No power of attorney has been granted by Quanex or MST and is currently in force with respect to any matter relating to MST, the MST Stock, the Businesses, the Assets or the Assumed Liabilities.

                 4.3 CAPITALIZATION OF MST. The capitalization of MST consists of 10,000 authorized shares of common stock, $1.00 par value. Quanex owns beneficially and of record 1,000 shares of the common stock, $1.00 par value of MST, which constitutes all of the outstanding capital stock of MST.
No shares of the capital stock of MST have been reserved for any purpose. Each issued and outstanding share of the MST Stock is duly authorized, validly issued, fully paid and nonassessable and has not been issued and is not owned or held in violation of any preemptive right of stockholders of MST. There are no (i) options, warrants, calls, commitments or rights to purchase or otherwise acquire shares of capital stock of MST, (ii) outstanding securities of MST that are convertible into or exchangeable or exercisable for shares of capital stock of MST, (iii) options, warrants or other rights to purchase from MST any convertible or exchangeable securities issued by MST, (iv) leases, contracts, agreements, license agreements, purchase orders, invoices, sales orders, instruments evidencing indebtedness for borrowed money, mortgages or other documents securing indebtedness for borrowed money, commitments or understandings (written or oral) or any amendments or modifications (collectively, "Contracts"), to which Quanex is a party or its assets are bound relating to the Businesses or to which MST is a party or its assets are bound and relating to the issuance of any capital stock of MST, or any options, warrants or rights pursuant to which MST is subject or bound, (vi) phantom stock, stock appreciation rights or similar rights outstanding with respect to securities issued by MST or (vii) voting rights agreements, registration rights agreements or repurchase obligations with respect to the MST Stock.

                 4.4 INTERESTS IN OTHER ENTITIES. MST does not own or control any securities or other ownership interest in any corporation, association, joint venture, limited liability company, partnership or other business entity.

                 4.5 NO CONFLICT. Neither the execution and delivery by Quanex of this Agreement, the consummation of the transactions described in this Agreement by Quanex, nor compliance by Quanex with any of the provisions of this Agreement will (a) conflict with any provision of the certificates of incorporation or bylaws of Quanex and MST, (b) except as disclosed in SCHEDULE
4.5 of the Disclosure Schedule, violate, breach or conflict with, or constitute a default or require any consents under, any Contract, any Encumbrances, any orders, judgments, injunctions, awards, decrees, writs and similar actions (collectively, "Orders") of a government or political subdivision of a government, or any agency, department, commission, board, bureau, court, tribunal, body administrative or regulatory authority or instrumentality of a government or political subdivision of a government (collectively, "Government Authorities") having jurisdiction over Quanex relating to the Businesses or MST, or any franchise, license, certificate, registration, permit, authorization, approval of, or any required regulation with, a Governmental Authority (collectively, "Permits") relating to the Businesses, or (c) violate any law, statute, code, restriction, writ, ordinance, order, judgment, decree, injunction, rule or regulation (collectively, "Legal Requirements") of a Governmental Authority applicable to Quanex or MST, or by which the MST Stock, the Assets or the Businesses are bound.

                 4.6 NO CONSENTS OR GOVERNMENTAL APPROVALS. Except as set forth on SCHEDULE 4.6 of the Disclosure Schedule, Quanex is not required to obtain any consent, Permit or waiver of, make any filing with, submit any notification to or seek to obtain any action by, any Governmental Authority in connection with the execution, delivery or performance of this Agreement by Quanex and the consummation of the transactions described in this Agreement.

                 4.7 FINANCIAL CONDITION. Quanex has delivered to the Purchasing Parties true and correct copies of audited combined financial statements of MST, the GST Business and the Group Office for the fiscal years ended on October 31, 1995 and October 31, 1996, and the 11-month period ended on September 30, 1997. Each set of those financial statements presents fairly the financial condition and results of operations of MST, the GST Business and the Group Office, on a combined basis, as of its date, subject, in the case of interim statements, to normal year-end adjustments. Each of the financial statements referred to in this Section 0.4.7 has been prepared from the books and records of Quanex and MST in accordance with generally accepted accounting principles consistently applied throughout the periods indicated (except as indicated in the notes thereto and subject, in the case of interim statements, to normal year-end adjustments).

                 4.8 TITLE. Quanex is the record and beneficial owner of, and has good title to, the MST Stock, and has good title to the Assets, in each case free and clear of all Encumbrances (other than those Encumbrances described in Schedule 1.1 of the Disclosure Schedule). The MST Stock is not subject to any restrictions on transferability other than those imposed by applicable securities laws. There are no options, warrants, calls, commitments or rights of any character to purchase or otherwise acquire the MST Stock from Quanex pursuant to which Quanex may be obligated to sell or transfer the MST Stock, other than pursuant to this Agreement.

                 4.9      PROPERTIES AND ASSETS.

                          (a) TITLE TO REAL PROPERTY. MST has good, valid, fee simple title to, or a valid leasehold interest in, all of the real property owned or leased by it as more particularly described on
         SCHEDULE 4.9 of the Disclosure Schedule. Quanex has good, valid, marketable and fee simple title to, or a valid leasehold interest in, all of the real property owned or leased by Quanex with respect to the GST Business or the Group Office, as more particularly described in
         SCHEDULE 4.9 of the Disclosure Schedule. Except as and to the extent set forth on SCHEDULE 4.9 of the Disclosure Schedule, the real property described in SCHEDULE 4.9 of the Disclosure Schedule (collectively, the "Real Property") that is owned by MST or Quanex is subject to no Encumbrance, encroachment, building or use restriction, zoning violation, exception, reservation or limitation.

                          (b) USE OF REAL PROPERTY. Except as and to the extent set forth on SCHEDULE 4.9 of the Disclosure Schedule, neither MST nor Quanex has received any written notice advising it of any general or special assessment relating to the Real Property. There are no condemnation or eminent domain proceedings pending (for which written notice has been provided to MST or Quanex) or, to the knowledge of Vernon E. Oechsle, James H. Davis, Wayne M. Rose and Viren M. Parikh (the "Knowledge Parties"), threatened, against the Real Property by any Governmental Authority. There are no variances, special exceptions, conditions or agreements pertaining to the Real Property imposed or granted by or entered into by MST or, with respect to the GST Business and the Group Office, Quanex, with, or, to the knowledge of the Knowledge Parties, enforceable by, any Governmental Authority. Except as and to the extent set forth on SCHEDULE 4.9 of the Disclosure Schedule, no written notice from any Governmental Authority has been provided to Quanex or MST requiring or calling attention to the need for any work, repair, construction, alteration or installation on, or in connection with, the Real Property. To the knowledge of the Knowledge Parties, the current operations of MST or, with respect to the GST Business and the Group Office, Quanex, are permitted uses under applicable zoning regulations and there is no requirement for any special exception, variance or other conditional approval to permit the continued operations on the Real Property.

                          (c) TITLE TO PERSONAL PROPERTY. Except as and to the extent set forth in SCHEDULE 4.9 of the Disclosure Schedule, each of MST and, with respect to the GST Business and the Group Office, Quanex, has good, valid and marketable title to, or a valid leasehold interest in, all items of personal property, buildings, improvements, equipment and all other assets and properties (whether personal or mixed, tangible or intangible (and whether or not fully depreciated, amortized or expensed)) used in the Businesses, and those items are subject to no Encumbrance except as and to the extent set forth on
         SCHEDULE 4.9 of the Disclosure Schedule. All buildings, improvements, equipment or other material assets currently used in connection with the Businesses are structurally sound, and to the knowledge of the Knowledge Parties, contain no material defects. Such buildings, improvements, equipment and other material assets are suitable for their intended use and are subject to no commitment or other arrangement for their sale or use by any third party. Except as and to the extent set forth on SCHEDULE 4.9 of the Disclosure Schedule and except for inventory, no tangible assets of MST or, with respect to the GST Business and the Group Office, Quanex, are in the possession of others.

                          (d) CONDITION AND SUFFICIENCY OF ASSETS. Except as and to the extent set forth on SCHEDULE 4.9 of the Disclosure Schedule, the equipment and other items of tangible personal property of MST and, with respect to the GST Business and the Group Office, Quanex, are in good and normal operating condition and repair (ordinary wear and tear excepted). The Assets being transferred to VMI pursuant to this Agreement constitute all of the assets necessary to operate the GST Business as currently operated, and none of those Assets is owned by any affiliate of Quanex. The assets (whether tangible or intangible) currently owned by MST, or leased or licensed by MST, constitute all of the assets necessary to operate the MST Business, as currently operated, and none of those assets (other than the supply agreements described in subsection 3.2(g) of this Agreement) is owned by Quanex or any affiliate of Quanex (other than MST).

                 4.10     COMPLIANCE WITH ENVIRONMENTAL LAWS.

                          (a) PROVISION OF INFORMATION. To the knowledge of the Knowledge Parties, Quanex has provided to the Purchasing Parties or their representatives all material information necessary to put the Purchasing Parties on notice of the following environmental conditions affecting the Facilities:

                                  (i) any actual or alleged non-compliance with Environmental Laws (as defined below); and

                                  (ii)     any pending or threatened
                                           Environmental Claim (as defined
                                           below).

                          (b) STANDARD FOR DETERMINING WHAT INFORMATION HAS BEEN PROVIDED. For purposes of this Agreement, information shall be deemed to have been provided to the Purchasing Parties if (i) it is set forth on SCHEDULE 4.10 of the Disclosure Schedule, (ii) it is set forth in documents made available by Quanex or its agents for inspection by the Purchasing Parties or their agents, (iii) it is identified in writing to VMHI, VMI or their agents or (iv) VMHI or VMI has knowledge of, or is on notice of, the information from any other source. Without limiting the means by which the Purchasing Parties may have knowledge of, or be on notice of, information, the Purchasing Parties shall be deemed to have knowledge of, or to be on notice of, information known to James C. Hill, Dennis P. Lasker or Leslie H. Whitver. Nothing in this Agreement shall require Quanex to disclose communications protected from disclosure by attorney-client privilege or any other lawful privilege, it being agreed that a claim of privilege does not absolve Quanex of any obligation to make disclosure of factual information if required by subsection 0.4.10(a) of this Agreement.

                          (c) EXCLUSIVITY OF ENVIRONMENTAL REPRESENTATIONS. Notwithstanding any other provision of this Agreement, the representations and warranties set forth in subsection 0.4.10(a) of this Agreement are the only representations and warranties relating to Environmental Matters made by Quanex in connection with the transactions contemplated by this Agreement. Notwithstanding any other provision of this Agreement and notwithstanding any disclosure contained in any of the various schedules to this Agreement, Quanex shall have no responsibility with respect to any Environmental Matter other than claims based on a breach of the representations and warranties contained in subsection 0.4.10(a) of this Agreement. Without limiting the generality of the immediately preceding two sentences, Quanex shall have no responsibility for any Environmental Matter pursuant to Sections 0.1.4, 0.3.3, 0.4.6, 0.4.7, 0.4.9, 0.4.12, 0.4.13, 0.4.16,
         0.4.17, 0.4.20(d), 0.4.27, 0.7.1(b) and 0.7.1(c) of this Agreement.

                          (d)     CERTAIN DEFINITIONS.  For purposes of this
         Agreement:

                                  (i) "Environmental Claim" shall mean and include any notice from any person (including any employee of Quanex) of the existence of, or potential liability (including without limitation potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on, or resulting from (a) the presence or release into the environment of any Hazardous Material at any location, whether or not owned by Quanex or MST or (b) any violation or alleged violation of any Environmental Law.

                                  (ii)     "Environmental Laws" shall mean and
                          include all federal state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strats), including without limitation, laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

                                  (iii)    "Environmental Matters" shall mean
                          and include all costs, liabilities, obligations and proceedings arising under the Environmental Laws or related to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, and shall include without limitation all Environmental Claims.

                                  (iv) "Hazardous Materials" shall mean and include all chemicals, pollutants, contaminants, wastes, toxic substances, and any other substances regulated as having potentially deleterious effects on human health, natural resources or the environment.

                 4.11 CERTAIN CONTRACTS. SCHEDULE 4.11 of the Disclosure Schedule sets forth a complete and correct list of all (a) Contracts evidencing or relating to indebtedness for borrowed money, (b) Contracts relating to the Real Property, (c) Contracts for the development of the intellectual property and the license agreements and assignments of any intellectual property, (d) operating leases of personal property relating to the Businesses and involving monetary obligations of more than $50,000 per year, (e) leases of personal property relating to the Businesses that are reflected as capital leases on the Effective Date Balance Sheet and involving monetary obligations of more than $50,000 per year, (f) purchase or supply Contracts with terms extending for a period of more than three months involving monetary obligations by or to the Businesses of more than $50,000 per year, (g) Contracts with any other direct or indirect subsidiary of Quanex providing for payments in excess of $50,000 or Contracts with any affiliate of Quanex other than such subsidiaries, (h) any employment, severance, retention, consulting, non-competition or confidentiality Contract, (i) Contracts relating to the shipment or transport of finished goods involving monetary obligations exceeding $50,000 per year and
(j) Contracts which otherwise are material to the Business, in each case of clauses (a) through (j), to which Contract Quanex is a party or its assets are bound relating to the Businesses or to which MST is a party or its assets are bound (collectively, the "Material Contracts"). Complete and correct copies of all written Material Contracts, including any amendments and other modifications, have been delivered to or made available for inspection by the Purchasing Parties. All Material Contracts (x) are valid and binding obligations of Quanex or MST, as applicable, and, to the knowledge of the Knowledge Parties, the other parties to those contracts, (y) are in full force and effect and are enforceable as to Quanex or MST, as applicable, and, to the knowledge of the Knowledge Parties, the other parties to those contracts, in accordance with their terms and (z) except for any Material Contract that is a Designated Plan (as defined in Section 0.4.15(a)), have not been amended or terminated except in the ordinary course of business consistent with past practice. Neither Quanex nor MST is in default under or has breached any Material Contract. No other party to any Material Contract (i) has, to the knowledge of the Knowledge Parties, breached the contract or is in default under the contract, (ii) has given notice that it intends to terminate the Material Contract or (iii) has altered, in any way adverse to the Businesses its performance under the Material Contract. No event or condition has occurred (or is alleged by any other party to a Material Contract to have occurred) that, with or without due notice or lapse of time or both, would constitute, a breach or event of default on the part of Quanex or MST, as applicable, would provide a basis for a valid claim or acceleration under any Material Contract as against Quanex or MST, as applicable, or would prevent Quanex or MST, as applicable, from exercising and obtaining the full benefits of any rights or options contained therein.

                 4.12     LITIGATION AND ARBITRATION.

                          (a) EXISTENCE. Except as set forth in SCHEDULE 4.12, neither Quanex nor MST is subject to any Order affecting the Businesses. Except as set forth in SCHEDULE 4.12, neither MST nor, with respect to the Businesses, Quanex, is a party to, is bound by, or has any obligation under any settlement agreement affecting the Businesses or any agreement, waiver or consent tolling any statute of limitations. Except as and to the extent set forth on SCHEDULE 4.12 of the Disclosure Schedule and except for workers compensation claims, there are no claims, actions, causes of action, suits proceedings, inquiries or investigations pending (for which notice has been provided to MST or Quanex) or, to the knowledge of the Knowledge Parties, threatened against MST or Quanex or affecting the Businesses, and no such claim, action, suit, inquiry, proceeding or investigation has been pending (for which notice was provided to MST or Quanex) during the three-year period preceding the date of this Agreement except as and to the extent set forth on SCHEDULE 4.12 of the Disclosure Schedule. SCHEDULE 4.12 of the Disclosure Schedule sets forth a complete and correct list of all workers compensation claims in excess of $50,000 brought by employees of the Businesses during the three years before the date of this Agreement, together with the amount of all workers compensation claims brought by employees of the Businesses for each such year. None of the Knowledge Parties has knowledge of any fact or circumstance that could reasonably be expected to result in any other claim, action, cause of action, suit, proceeding, inquiry, investigation or Order against MST or, with respect to the Businesses, Quanex.

                          (b) EFFECT. No claim, action, suit, proceeding, inquiry or investigation set forth on SCHEDULE 4.12 of the Disclosure Schedule, individually or in the aggregate, if adversely decided, could have a material adverse affect on the Businesses or prevent the consummation of the transactions contemplated by this Agreement or the other documents executed and delivered pursuant to this Agreement.

                 4.13 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth on SCHEDULE 4.13 or as contemplated by those matters described in Section
6.13 of this Agreement of the Disclosure Schedule, since the Effective Date:

                          (a)     ORDINARY COURSE.  Quanex and MST, as
         applicable, have operated the Businesses in the ordinary course consistent with past practice;

                          (b) NO MATERIAL CHANGE. There has not been any material change in the results of operations, assets, liabilities, financial condition or prospects of the Businesses;

                          (c) NO MATERIAL DAMAGES. The Businesses have not incurred any material damage, destruction or loss (whether or not covered by insurance) to any assets relating to the Businesses;

                          (d) RIGHTS TO INTELLECTUAL PROPERTY. Neither Quanex nor MST has transferred, licensed, sublicensed, disposed of, abandoned or permitted to lapse or otherwise failed to preserve any material rights to use any intellectual property or disclosed to any third party, other than representatives of the Purchasing Parties, any trade secret, process or know-how not theretofore a matter of public knowledge relating to the Businesses;

                          (e)     PERMITS.  Neither Quanex nor MST has
         transferred, disposed of, abandoned or permitted to lapse or otherwise failed to preserve any Permit issued by a Governmental Authority relating to the Businesses;

                          (f) DISPOSITION OF PROPERTIES. Neither Quanex nor MST has sold, assigned, leased, transferred or incurred any Encumbrance on or license with respect to, or disposed of, abandoned, or conveyed any of its properties or assets relating to the Businesses with a book value of $50,000 or more, except in the ordinary course of business consistent with past practice;

                          (g) CHANGE IN CONTRACTS. Neither Quanex nor MST has modified, amended or terminated any Material Contract relating to the Businesses other than Material Contracts that are Designated Plans, or, to the knowledge of the Knowledge Parties, canceled any debts or claims or waived any rights of substantial value;

                          (h) CAPITAL EXPENDITURES. Neither Quanex nor MST has made, or committed to make, any capital expenditures relating to the Businesses, except capital expenditures made in the ordinary course of business consistent with past practice, of which no capital expenditure for a single project exceeds $25,000 and which in the aggregate do not exceed $75,000;

                          (i) OBLIGATIONS. Neither Quanex nor MST has incurred any liabilities or obligations relating to the Businesses other than (a) Contracts entered into in the ordinary course of business consistent with past practice or (b) Contracts that do not involve monetary obligations by or to Quanex or MST;

                          (j) PAYMENTS OF LIABILITIES. Neither Quanex nor MST has paid, discharged or satisfied any Encumbrance or liability with respect to the Businesses other than Encumbrances or liabilities that are (a) incurred in the ordinary course of business or (b) reflected or reserved against on (or in the notes to) the Effective Date Balance Sheet and the related statements of income and retained earnings and cash flows;

                          (k)     EMPLOYEE MATTERS.  Neither Quanex nor MST has
         (a) created or entered into any employment agreements for employees of the Business that are not terminable at will, (b) granted or agreed to an increase in the compensation of the current or former employees of the Businesses (other than increases for employees who are not and were not officers of MST or Quanex made in the ordinary course of business and consistent with past practices), (c) created or entered into a Designated Plan or (d) amended any Designated Plan to increase any benefits payable under the plan except as required by the Internal Revenue Code of 1986, as amended (the "Code") or the Employee Retirement Income Security Act of 1974, as amended ("ERISA");

                          (l) DISTRIBUTION. MST has not declared, paid or made or set aside for payment or making, any dividend or other payment or distribution in respect of its capital stock or other securities, or to its securityholder, or directly or indirectly retired, redeemed, purchased or otherwise acquired any shares of its capital stock or other securities;

                          (m) ADDITIONAL STOCK AND LOANS. MST has not issued, authorized or proposed the issuance of, reclassified, or sold any shares of its capital stock, or securities convertible into or exchangeable or exercisable for, or rights, warrants or options to acquire, any shares of its capital stock or other convertible securities or acquired any capital stock or securities or interests of any person, or otherwise made a loan or advance to or investment in any person;

                          (n) ACCOUNTING METHODS. Neither MST nor, with respect to the Businesses, Quanex, has made any change in any accounting methods, principles or practices (including, without limitation changes in depreciation or amortization policies or rates, changes in cash management practices or changes relating to the establishment or accrual of reserves) or any material election with respect to taxes;

                          (o) AFFILIATE TRANSACTIONS. MST has not paid, loaned or advanced any amount to or in respect of, or sold, transferred or leased any properties or assets (whether real, personal or mixed, tangible or intangible) in any amount in excess of $50,000 to, or entered into any agreement, arrangement or transaction with, Quanex or any of Quanex's affiliates;

                          (p) SETTLEMENTS. Neither MST nor, with respect to the Businesses, Quanex, has instituted, settled or agreed to settle any litigation, action or proceeding by or before any Governmental Authority;

                          (q) CERTAIN ORDERS OF MATERIALS. MST has not ordered any materials from Quanex or any affiliate of Quanex;

                          (r) CERTAIN AGREEMENTS. Neither MST nor, with respect to the Businesses, Quanex, has agreed, whether in writing or otherwise, to take any action described in this Section 0.4.13;

                 4.14 CERTAIN TRANSACTIONAL FEES. Neither of the Purchasing Parties has or will have an obligation to pay any broker's, finder's, investment banker's, financial advisor's or similar fee or expense in connection with the transactions described in this Agreement by reason of any action taken by or on behalf of Quanex or, with respect to actions taken on or before the Closing Time, MST.

                 4.15     EMPLOYEE BENEFIT PLANS.

                          (a) IDENTIFICATION OF PLANS. SCHEDULE 4.15 of the Disclosure Schedule contains a complete and correct list of (1) all employee welfare benefit and employee pension benefit plans as defined in sections 3(1) and 3(2) of the ERISA, including without limitation plans that provide retirement income or result in a deferral of income by employees for periods extending to termination of employment or beyond, and plans that provide medical, surgical or hospital care benefits or benefits in the event of sickness, accident, disability, death or unemployment and (2) all other material employee benefit agreements or arrangements that are not ERISA plans, including without limitation deferred compensation plans, incentive plans, bonus plans or arrangements, stock option plans, stock purchase plans, stock award plans, golden parachute agreements, severance pay plans, dependent care plans, cafeteria plans, employee assistance programs, scholarship programs, employment contracts, retention incentive agreements, noncompetition agreements, consulting agreements, confidentiality agreements, vacation policies, and other similar plans, agreements and arrangements that are currently in effect or were maintained within three years before the date of this Agreement, or have been approved before the date of this Agreement but are not yet effective, for the benefit of directors, officers, employees or former employees of MST, or Quanex in connection with the Businesses, or their beneficiaries (collectively, "Designated Plans"). SCHEDULE
         4.15 of the Disclosure Schedule identifies each of the Plans that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code.

                          (b) INFORMATION PROVIDED. With respect to each Designated Plan, Quanex has delivered to the Purchasing Parties complete and correct copies of each of the following documents (as applicable):

                                  (i)      the Designated Plan and any
                 amendments;

                                  (ii)     the three most recent annual Form
                 5500 reports filed with the IRS;

                                  (iii)    the three most recent actuarial
                 reports;

                                  (iv)     the three most recent reports
                 prepared in accordance with Statement of Financial Accounting Standards Nos. 87, 88, 106 and 112;

                                  (v)      the most recent summary plan
                 description and summaries of material modifications;

                                  (vi)     the trust agreement, group annuity
                 contract or other funding agreement that provides for the funding of the Designated Plan;

                                  (vii)    the most recent financial statement;
                 and

                                  (viii) the most recent determination letter received from the IRS with respect to each Designated Plan that is intended to qualify under section 401 of the Code.

                          (c) LIENS. No asset of Quanex, MST, or any entity that is treated as a single employer together with either Quanex or MST under Section 414 of the Code ("ERISA Affiliate") is the subject of any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code; none of Quanex, MST, or any ERISA Affiliate has been required to post any security under Section 307 of ERISA or
         Section 401(a)(29) of the Code; and no fact or event exists that could reasonably by expected to give rise to any such lien or requirement to post any such security.

                          (d) TERMINATION PROCEEDINGS. The Pension Benefit Guaranty Corporation ("PBGC") has not instituted proceedings to terminate any pension benefit plan as defined in Section 3(1) of ERISA that is maintained or contributed to by Quanex, MST or any ERISA Affiliate and no condition exists that presents a material risk that such proceedings will be instituted.

                          (e) FUNDING DEFICIENCIES. No pension benefit plan as defined in Section 3(1) of ERISA that is maintained or contributed to by Quanex, MST or any ERISA Affiliate had an accumulated funding deficiency as defined in Section 302 of ERISA and
         Section 412 of the Code, whether or not waived, as of the last day of the most recent fiscal year of the plan ending on or before the Effective Date. All contributions required to be made with respect to any Designated Plan for plan years beginning on or before the date of the Closing have been timely made.

                          (f) MULTIEMPLOYER PLANS. Neither MST nor any entity that was at any time during the six year period ending on the date of this Agreement an ERISA Affiliate has ever maintained, had an obligation to contribute to, contributed to, or incurred any liability with respect to a multiemployer plan, as defined in Section 3(37) of ERISA, or a plan described in Section 4063(a) of ERISA.

                          (g) QUALIFICATIONS. The terms of all Designated Plans that are intended to qualify under Section 401(a) of the Code
         (i) have been determined by the IRS to qualify under Section 401(a) of the Code, or

         (ii) the applicable remedial amendment periods under Section 401(b) of the Code will not have expired prior to the date of the Closing.

                          (h) CLAIMS. There is no litigation, action, proceeding, audit, examination or claim pending, or to the knowledge of the Knowledge Parties, threatened or contemplated relating to any Designated Plan (other than routine claims for benefits).

                          (i) PENALTIES. Neither MST nor any other entity has engaged in a transaction that could reasonably be expected to result in the imposition upon MST or a civil penalty under Section 409 or 502(i) of ERISA or a tax under Section 4975 or 4976 of the Code with respect to any Designated Plan.

                          (j) COMPLIANCE. Each Designated Plan has been operated and administered in all material respects in accordance with its terms and applicable laws, including but not limited to ERISA and the Code.

                          (k) CERTAIN REQUIREMENTS. To the knowledge of the Knowledge Parties, each Designated Plan that is intended to satisfy the requirements of Section 501(c)(9) of the Code has satisfied such requirements. SCHEDULE 4.15 of the Disclosure Schedule identifies each Designated Plan that is intended to satisfy the requirements of Section 501(c)(9) of the Code.

                          (l) EFFECT OF TRANSACTION. Except as and to the extent set forth on SCHEDULE 4.15 of the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement, either alone or in conjunction with another event (such as a termination of employment), will not (i) entitle any current or former employee or officer of MST to severance pay, or any other payment under a Designated Plan, (ii) accelerate the time of payment or vesting of benefits under a Designated Plan or (iii) increase the amount of compensation due any such employee or officer.

                          (m) CERTAIN LIABILITIES. Except as and to the extent set forth on SCHEDULE 4.15 of the Disclosure Schedule, neither MST nor any entity that was at any time during the six-year period ending on the date of this Agreement an ERISA Affiliate has incurred any liability under Title IV of ERISA that has not been satisfied in full (other than liability to the PBGC for the payment of premiums pursuant to Section 4007 of ERISA). No condition exists for which the PBGC is authorized to seek from MST or an ERISA Affiliate a late payment charge under Section 4007(b) of ERISA. Except as and to the extent set forth on SCHEDULE 4.15 of the Disclosure Schedule, no condition exists that presents a risk that MST or an ERISA Affiliate will incur any liability under Title IV of ERISA (other than liability to the PBGC for the payment of premiums pursuant to Section 4007 of ERISA).

                 4.16     COMPLIANCE WITH LAWS AND PERMITS.

                          (a) COMPLIANCE. Except as set forth in SCHEDULE 4.16, the Businesses have been conducted and are now being conducted in all material respects in compliance with all Legal Requirements, Orders of Governmental Authorities having jurisdiction over them and all Permits relating to the Businesses.

                          (b) POSSESSION OF PERMITS. Except as set forth in SCHEDULE 4.16, to the knowledge of the Knowledge Parties, MST and, with respect to the Businesses, Quanex, possess all Permits necessary to own and operate their properties and assets and to conduct their Businesses as they are currently conducted. Except as set forth in
         SCHEDULE 4.16, to the knowledge of the Knowledge Parties, those Permits are valid, subsisting and in full force and effect, and MST or Quanex, as applicable, has fulfilled its obligations under each of those Permits, and no event has occurred or condition or state of facts exists that constitutes or, after notice or lapse of time or both, would constitute, a default or violation under any of those Permits or would permit revocation or termination of any of those Permits. Except as set forth in SCHEDULE 4.16, in respect of those Permits, no proceeding is pending for which notice has been provided to Quanex or MST or, to the knowledge of the Knowledge Parties, threatened, looking toward revocation or termination of any of those Permits.

                 4.17 NO UNDISCLOSED LIABILITY; INDEBTEDNESS. Except as set forth in SCHEDULE 4.17, MST has no liabilities or obligations relating to the MST Business, and Quanex has no liabilities or obligations relating to the Businesses, that are required to be reflected or reserved against in the financial statements described in Section 0.4.7 of this Agreement, except for liabilities or obligations incurred since the Effective Date, in the ordinary course of business consistent with past practices. Except as set forth on
SCHEDULE 4.17 of the Disclosure Schedule, MST has no obligations with respect to borrowed money, letters of credit, notes, bonds or similar instruments, with respect to any capitalized lease or with respect to any guaranty of debt for borrowed money. Neither the transfer of the MST Stock and the Assets nor the assumption of the Assumed Liabilities pursuant to this Agreement will cause the acceleration of or otherwise adversely affect the terms or conditions of those obligations described in the immediately preceding sentence.

                 4.18 ACCOUNTS RECEIVABLE. SCHEDULE 4.18 of the Disclosure Schedule sets forth a list of all accounts and notes receivable of MST and, with respect to the Businesses, Quanex ("Accounts Receivable"), together with the customer name, aging and dollar amount, as of the Effective Date. All Accounts Receivable reflected on the balance sheets described in Section 0.4.7 are (i) in respect of sales made in the ordinary course of business, except as and to the extent set forth on SCHEDULE 4.18 of the Disclosure Schedule, (ii) subject to no prior assignment or Encumbrance, except as and to the extent set forth on SCHEDULE 4.18 of the Disclosure Schedule, and (iii) subject to no counterclaim or setoff, to the knowledge of the Knowledge Parties.

                 4.19 INVENTORY. All inventory owned or held by Quanex or MST and relating to the Businesses, including manufacturing supplies, raw materials, components, repair parts, work-in-progress, finished goods and other similar items, whether raw or used ("Inventory") that is reflected on the Effective Date Balance Sheet, is valued at the lower of cost or market value. To the knowledge of the Knowledge Parties, the Inventory reflected on the Effective Date Balance Sheet consists of items salable in the ordinary course of business except for (i) items of obsolete materials and materials of below-standard quality, which, in the case of Inventory reflected on the Effective Time balance sheet, have been written off or written down to the best estimate of net realizable value of Quanex or MST, as applicable, and (ii) items that Quanex or MST, as applicable, has a right to return to the vendor or supplier. The Inventory reflected on the Effective Date Balance Sheet does not include any materials held by Quanex or MST on consignment from any third parties. All Inventory disposed of by Quanex or MST relating to the Businesses since the Effective Time has been disposed of only in the ordinary course of business consistent with past practice. To the knowledge of the Knowledge Parties, all Inventory is free from any defect or other deficiency except for items of obsolete materials and materials of below-standard quality that have been written off or written down to the best estimate of net realizable value of Quanex or MST, as applicable. The quantities of all Inventory are reasonable under the current circumstances of the Businesses. Except as and to the extent set forth on SCHEDULE 4.19 of the Disclosure Schedule, none of the Inventory is in the possession of others.

                 4.20     PERSONNEL INFORMATION; LABOR RELATIONS.

                          (a) IDENTIFICATION OF EMPLOYEES. SCHEDULE 4.20(A) of the Disclosure Schedule sets forth a complete and correct list of all directors and officers of MST and all other individuals employed by MST or, with respect to the Businesses, Quanex, as of the close of business on the day before the date of this Agreement, together with such individual's title or job description and date of hire, and, for each salaried individual, such individual's salary (with last date of increase) and incentive compensation paid in respect of the last calendar year, and benefit arrangements. Except as and to the extent set forth on SCHEDULE 4.20(A) of the Disclosure Schedule, as of the day before the date of this Agreement, neither MST nor Quanex has received notification that any of the employees named in SCHEDULE 4.20(A) of the Disclosure Schedule plans to terminate his or her employment during the 1997 calendar year, whether by reason of the transactions contemplated by this Agreement or otherwise.

                          (b)     CERTAIN MATTERS RELATING TO EMPLOYEES.
         Except as and to the extent set forth on SCHEDULE 4.20(B) of the Disclosure Schedule: (i) there is no labor strike, stoppage, lockout or material dispute or material slowdown pending or, to the knowledge of the Knowledge Parties, threatened against MST or, with respect to the Businesses, Quanex, and there has not been any action during the last three years; (ii) neither MST nor, with respect to the Businesses, Quanex, is a party to or bound by any (A) collective bargaining or similar agreement with any labor organization or (B) written work rules or practices agreed to with any labor organization or employee association applicable to employees named in SCHEDULE 4.20(A) of the Disclosure Schedule; (iii) no employee named in SCHEDULE 4.20(A) of the Disclosure Schedule who is compensated on a salaried basis is represented by any labor organization and, to the knowledge of the Knowledge Parties, there are no current union organizing activities among those employees; (iv) there are no material written personnel policies, rules or procedures applicable to employees named in SCHEDULE 4.20(A) of the Disclosure Schedule (complete and correct copies of which have been delivered to the Purchasing Parties; (v) each of MST or, with respect to the Businesses, Quanex is, and during the last three years has been, in material compliance with all applicable laws in respect of employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and is not engaged in any unfair labor practices as defined in the National Labor Relations Act; (vi) there is no unfair labor practice charge or complaint against MST or, with respect to the Businesses, Quanex, pending (for which notice has been provided to Quanex or MST) or, to the knowledge of the Knowledge Parties, threatened before the National Labor Relations Board or any similar state or foreign agency; (vii) there have been no arbitration proceedings or material grievance proceedings arising out of any collective bargaining agreement during the last three years; (viii) no charges with respect to or relating to MST or, with respect to the Businesses, Quanex, are pending (for which notice has been provided to MST or Quanex) before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices; (ix) neither MST nor, with respect to the Businesses, Quanex, has received notice of the intent of any Governmental Authority responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to MST nor, with respect to the Businesses, Quanex, and no such investigation is in progress; and (x) there are no complaints, lawsuits or other proceedings pending (for which notice has been provided to MST or Quanex) or, to the knowledge of the Knowledge Parties, threatened in any forum by or on behalf of any present or former employee of MST or, with respect to the Businesses, Quanex, any applicant for employment or classes of the foregoing, alleging breach or any express or implied contract of employment, any law governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship. Complete and correct copies of any collective bargaining or similar agreements with labor organizations and any written work rules and practices agreed to with a labor organization or employee association described in SCHEDULE 4.20(B) have been previously delivered to the Purchasing Parties.

                          (c) WARN OBLIGATIONS. During the last four years, neither MST nor, with respect to the Businesses, Quanex, has effected (i) a "plant closing" (as defined in the Worker Adjustment Retraining Notification Act of 1988, as in effect on the date of the Closing (the "WARN Act")) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of MST or Quanex, as applicable; or (ii) a "mass layoff" (as defined in the WARN
         Act) affecting any site of employment or facility of MST or Quanex, as applicable, not affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law. Except as and to the extent set forth on SCHEDULE 4.20(C) of the Disclosure Schedule, none of the employees identified in SCHEDULE 4.20(A) of the Disclosure Schedule has suffered an "employment loss" (as defined in the WARN Act) in the six-month period preceding the date of this Agreement.

                          (d) COMPLIANCE. Each of MST and, with respect to the Businesses, Quanex, is in compliance in all materials respects with all laws relating to employment or labor, including, without limitation, ERISA, the WARN Act, and those Legal Requirements relating to wages, hours, collective bargaining, unemployment insurance, workers' compensation, equal employment opportunity and payment and withholding of Taxes.

                 4.21     TAXES.  Except as and to the extent set forth in
SCHEDULE 4.21 of the Disclosure Schedule:

                          (a) FILING OF RETURNS. Quanex, MST and any affiliated group (within the meaning of Section 1504 of the Code) or similar group under state, local or other applicable Law of which Quanex is or has been a member ("Affiliated Group") has filed, or caused to be filed in a timely manner, all Tax Returns (as defined below) required to be filed on or before the date of this Agreement (taking into account any and all extensions) by Quanex or MST, and all such Tax Returns are complete and correct in all material respects.

                          (b) PAYMENT OF TAXES. All Taxes (as defined below) due and payable or claimed to be due and payable from MST or, with respect to the Businesses, Quanex, have been timely paid in full or are not yet delinquent. Since the Effective Date, neither MST nor, with respect to the Businesses, Quanex, has incurred any Taxes other than in the ordinary course of business.

                          (c) WITHHOLDING. Each of MST and, with respect to the Businesses, Quanex, has complied with all applicable laws relating to the withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Section 1441 and 1442 of the Code or similar provisions under any foreign laws), has, within the time and in the manner prescribed by such laws, withheld and paid over to the proper Governmental Authorities all amounts required to be so withheld and paid over under all such applicable laws and has, within the time and within the manner prescribed by such laws, filed all Tax Returns with respect to such withholding.

                          (d) ENCUMBRANCES. Except for items for ad valorem Taxes and real and personal property Taxes not yet delinquent, there are no Encumbrances for Taxes upon assets of the Businesses.

                          (e) EXTENSIONS. Neither MST nor, with respect to the Businesses, Quanex, has requested, nor has any person requested on its behalf, any extension of time within which to file any Tax Return in respect of any taxable year which has not since been filed.

                          (f) THIRD-PARTY TAXES. Except for Taxes in connection with leases of personal property by or to MST or, with respect to the Businesses, Quanex, neither Quanex nor MST, as applicable, has any liability for the Taxes of any other person by Contract or as transferor or successor or otherwise.

                          (g) STATUTES OF LIMITATIONS. There are no outstanding waivers or extensions of time regarding the application of the statute of limitations with respect to any Taxes of MST or, with respect to the Businesses, Quanex, or tax returns required to be filed by MST or Quanex.

                          (h) CLAIMS. No deficiency or claim has been formally proposed, asserted or assessed nor, to the knowledge of the Knowledge Parties, threatened with regard to any Taxes of MST or, with respect to the Businesses, Quanex, which has not been received and paid in full.

                          (i) AUDITS. No audits or other administrative proceedings or court proceedings are pending and no written notification of such proceedings has been received by Quanex or MST with regard to any Taxes of Quanex or MST or Tax Returns required to be filed by or including Quanex or MST.

                          (j) TAX SHARING. Except for leases of personal property by or to MST or, with respect to the Businesses, Quanex, neither MST nor Quanex, as applicable, is a party to, is bound by, or has an obligation under, any Contract providing for the allocation or sharing of Taxes.

                          (k) POWERS OF ATTORNEY. No power of attorney has been granted with respect to any matter relating to Taxes of MST or, with respect to the Businesses, Quanex, which is currently in force.

                          (l) PARACHUTE PAYMENTS. Neither MST nor, with respect to the Businesses, Quanex (i) is a party to any Contract that could result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code or (ii) has made any such payments.

                          (m) 341(f) CONSENTS. Neither MST nor, with respect to the Businesses, Quanex, has filed a consent pursuant to
         Section 341(f) of the

         Code (or any predecessor provision) or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term in defined in Section 341(f)(4) of the Code) owned by the Company.

                          (n) CERTAIN PROPERTY. No property of MST or, with respect to the Businesses, Quanex, is property that MST or Quanex, as applicable, or any party is or will be required to treat as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Code (as in effect before amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of
         Section 168(f) of the Code.

                          (o) 481(a) ADJUSTMENTS. Neither MST nor, with respect to the Businesses, Quanex has agreed to make, or is not required to make, any adjustment under Section 481(a) of the Code.

                          (p) BOYCOTTS. Neither MST nor, with respect to the Businesses, Quanex, has participated in or cooperated with an international boycott within the meaning of Section 999 of the Code.

                          (q) PAST AUDITS. The consolidated federal income tax returns of the affiliated group (within the meaning of Section 1504 of the Code) of which Quanex is the common parent (within the meaning of Section 1504 of the Code) and which includes MST have been audited by the IRS for all taxable periods through the taxable period ended October 31, 1994, and MST has been a member of such affiliated group since December 28, 1992. The combined Michigan single business Tax Returns of the affiliated group that includes MST have been audited for all taxable periods through the taxable period ended October 31, 1992.

                          (r) INFORMATION PROVIDED. Quanex has provided to the Purchasing Parties or their representatives (i) complete and correct copies of the relevant portions of the consolidated federal income Tax Returns relating to the Company and filed by or including Quanex or MST for the taxable periods ended October 31, 1994, 1995 and 1996, (ii) complete and correct copies of relevant portions of the state, local and foreign income tax returns relating to MST for the taxable periods ended October 31, 1994, 1995 and 1996, and (iii) all examination reports, closing agreements and statements of deficiencies, if any, relating to the audit of such tax returns or relevant portions thereof by the IRS or the relevant state, local or foreign taxing authorities.

                          (s) DEFINITIONS. For purposes of this Agreement, "Taxes" shall mean and include all taxes, charges, fees, duties, levies, penalties or other assessments imposed by any federal state, local or foreign authority, including, but not limited to, income, gross receipts, excise, property, sales, gains, use, license, capital stock, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto (whether or not disputed); and "Tax Returns" shall mean and include all federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms or information returns or claims for refunds relating to Taxes or other written information required to be supplied to any taxing authority in connection with Taxes (including any amended Tax Returns).

                 4.22     INTELLECTUAL PROPERTY.

                          (a) RIGHT TO USE. MST and, with respect to the Businesses, Quanex, owns all right, title and interest in and to, or has the right to use, all of the Intellectual Property (as defined below) that is used in the Businesses as currently conducted or is the subject of an issued patent or registration or an application therefor, and, to the knowledge of the Knowledge Parties, such use does not and did not conflict with, infringe upon or violate any patent, trademark, copyright, trade secret or other proprietary, personal or other right of any other person and no claim is existing or has been made in the past three years to that effect. There are no, and, in the past three years, have not been, any administrative, judicial, arbitration or other adversary proceedings in any court, intellectual property registry or other adjudicatory forum involving MST and, with respect to the Businesses, Quanex, and third parties concerning the Intellectual Property or any third parties' intellectual property. To the knowledge of the Knowledge Parties, none of those persons has received, during the last year, any written notice specifically claiming that legal grounds exist to support a claim that the use of Intellectual Property used in the Businesses infringes upon or violates the rights of any other person. All Intellectual Property used by the Businesses immediately before the Closing will be owned by, or available for use pursuant to license or similar arrangement by, VMI immediately after the Closing.

                          (b) AGREEMENTS AND LICENSES. The Intellectual Property is not subject to any Encumbrances, licenses or sublicenses in favor of third parties or other Contracts, except the license agreements and other Contracts set forth on SCHEDULE 4.22 of the Disclosure Schedule, which sets forth a complete and correct list of each Intellectual Property license agreement and such other Contract presently in force, to which MST and, with respect to the Businesses, Quanex, is a party or by which they are bound (whether as the licensor or licensee), indicating, as to each, the parties (specifying which party is the licensor and which party is the licensee), the title of the agreement, the date executed, and the general subject matter. Quanex will not retain after the Closing, any interest in the Intellectual Property.

                          (c) IDENTIFICATION OF CERTAIN INTELLECTUAL PROPERTY. SCHEDULE 4.22 of the Disclosure Schedule sets forth a complete and correct list of each United States and foreign (i) patent and patent application, indicating as to each, the country, the patent number (of application number), the U.S. patent title, the date issued, and the expiry date; (ii) registered trademark, servicemark or tradename and application therefor, indicating, as to each, the country, the mark, the registration number (or application number); (iii) copyright registration and copyright application indicating, as to each, the country, the title of the work, the date issued, and the copyright number; (iv) computer software and databases (other than mass marketed software with a license fee of less than $1,000); in each case owned in whole or in part by MST or, with respect to the Businesses, Quanex. Except as and to the extent set forth on SCHEDULE 4.22 of the Disclosure Schedule, MST or Quanex, as applicable, is the current record owner of all registrations and applications set forth on
         SCHEDULE 4.22 of the Disclosure Schedule, the patent, trademark and copyright applications and registrations set forth on SCHEDULE 4.22 of the Disclosure Schedule are subsisting and in good standing, all maintenance fees currently due have been paid, and no challenges to title thereto are pending before the applicable intellectual property registry.

                          (d) INFRINGEMENTS. To the knowledge of the Knowledge Parties, the items of Intellectual Property identified in
         SCHEDULE 4.22 of the Disclosure Schedule are valid and enforceable and there are no infringements of, misappropriation of, or conflicts with the rights of MST or Quanex, as applicable, in and to the Intellectual Property identified in SCHEDULE 4.22 by any third party. Neither MST nor, with respect to the Businesses, Quanex, has entered into any consent, indemnification, forbearance to sue or settlement agreement with any person relating to any item of Intellectual Property or those of any third party. The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of any rights to own or use any Intellectual Property of MST or, with respect to the Businesses, Quanex.

                          (e) DEFINITION. For purposes of this Agreement, "Intellectual Property" shall mean and include all (i) U.S. and foreign (registered and unregistered) patents, copyrights, trademarks, logos, proprietary designs, phrases and other identifications, tradenames and service marks used by MST or, with respect to the Businesses, Quanex, in the conduct of the Businesses including without limitation the name "Michigan Seamless Tube" and "Gulf States Tube" in those countries in which it is registered or currently in use and all variations thereon and all logos, designs, phrases and other identifications or derivations thereof used by MST or, with respect to the Businesses, Quanex, in the conduct of the Businesses, together with the goodwill of the Businesses symbolized thereby, the right to sue for past infringement or misappropriation thereof, and all applications and registrations therefor, (ii) software and computer programs, and all user manuals, training manuals and technical documentation relating to the Businesses, together with proprietary rights of MST or Quanex, as applicable, therein and the right to sue for past infringement or misappropriation thereof, (iii) proprietary information, technology, trade secrets, know-how, inventions, drawings and technical or marketing information relating to the Businesses, together with proprietary rights of MST or Quanex, as applicable, therein and the right to sue for past infringement or misappropriation thereof, (iv) any licenses relating to the use of the items contained in (i) through
         (iii) of this Section 0.4.22 and (v) without limiting the foregoing, all of the Assets described in subsection 1.1(f) of this Agreement. However, "Intellectual Property" shall not include any right to use the name "Quanex" or any intellectual property not used exclusively by the Businesses.

                 4.23 INSURANCE. SCHEDULE 4.23 of the Disclosure Schedule sets forth a complete and correct list as of the date of the Closing of all primary, excess and umbrella policies, bonds and other forms of insurance, and renewals thereof, owned or held by or on behalf of or providing insurance coverage to or for the benefit of the Businesses, copies of which have previously been provided to the Purchasing Parties or their representatives. All of such insurance policies are in full force and effect, all premiums currently payable or previously due have been paid, no notice of cancellation or termination has been received with respect to any such policy and no assignment of proceeds or Encumbrance exists with respect to the proceeds of any such policy. The unpaid claims reported by MST or Quanex with respect to the Businesses to the insurer under such policies are set forth on SCHEDULE
4.23 of the Disclosure Schedule.

                 4.24 BANK ACCOUNTS. SCHEDULE 4.24 of the Disclosure Schedule sets forth a complete and correct list of (i) the names and locations of all financial institutions at which MST or Quanex with respect to the Businesses maintains a checking account, deposit account, securities account, safety deposit box or other deposit or safekeeping arrangement, (ii) the number or other identification of all such accounts and arrangements and (iii) the names of all persons authorized to draw thereon or have access thereto.

                 4.25 CUSTOMERS AND SUPPLIERS. There have been no material adverse changes in the relationships between MST and, with respect to the Businesses, Quanex and their customers and suppliers since the Effective Date. Except as and to the extent set forth on SCHEDULE 4.25 of the Disclosure Schedule, MST and, with respect to the Businesses, Quanex have not been provided with any notice that any significant supplier, manufacturer or customer intends to cease doing business with MST or, with respect to the Businesses, Quanex. To the knowledge of the Knowledge Parties, there are no facts or circumstances (including, without limitation, the transactions contemplated by this Agreement) that could reasonably be expected to have a material adverse effect on relationships with the customers, suppliers and manufacturers of MST or, with respect to the Businesses, Quanex.

                 4.26 AFFILIATE TRANSACTIONS. SCHEDULE 4.26 of the Disclosure Schedule and Section 6.13 of this Agreement sets forth a correct and complete list of all arrangements or transactions since the Effective Date between MST, on the one hand, and Quanex or any affiliate, director, officer or associate of Quanex, or any business or entity in which MST, Quanex with respect to the Businesses, or any affiliate or associate thereof, has or had any direct or indirect interest (collectively, the "Seller's Affiliates"), on the other hand (other than (i) dividends and distributions of profits as reflected on the audited financial statements described in Section 4.7 of this Agreement and (ii) transactions entered into in the ordinary course of business consistent with past practice), that involves an obligation or commitment on the part of or for the benefit of MST or, with respect to the Businesses, Quanex or any Seller's Affiliate of more than $50,000 in any fiscal year. MST and Quanex have terminated each of the Quanex Management Agreement and the Intercompany Interest Bearing Open Account Agreement, each dated February 24, 1993, by and between MST and Quanex, and such agreements are of no further force or effect.

                 4.27 DISCLOSURE. To the knowledge of the Knowledge Parties, Quanex has not failed to disclose to the Purchasing Parties any facts material to Businesses. No representation or warranty by Quanex in this Agreement or the Schedules of the Disclosure Schedule, when taken together, contains any untrue statement of a material fact or omits to state any material fact necessary, in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

         5. REPRESENTATIONS AND WARRANTIES OF THE PURCHASING PARTIES. The Purchasing Parties jointly and severally represent and warrant to Quanex as follows:

                 5.1 ORGANIZATION AND GOOD STANDING. Each of VMHI and VMI is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has the corporate power and authority to own, operate and lease its properties and assets and carry on its business and operations in all material respects as now owned, operated, leased or conducted. True and correct copies of the certificate of incorporation and bylaws of each Purchasing Party have been provided to Quanex.

                 5.2 AUTHORITY. Each of the Purchasing Parties has all requisite corporate power and authority to enter into, deliver and perform this Agreement and any other agreement or document necessary to perform this Agreement and to consummate the transactions described in this Agreement. This Agreement has been duly executed and delivered by the Purchasing Parties pursuant to all necessary corporate action. Assuming the due authorization, execution and delivery by Quanex, this Agreement constitutes a legal, valid and binding obligation of the Purchasing Parties, enforceable against the Purchasing Parties in accordance with its terms.

                 5.3 NO CONFLICT. Neither the execution and delivery by the Purchasing Parties of this Agreement, the consummation of the transactions described in this Agreement by the Purchasing Parties nor compliance by the Purchasing Parties with any of the provisions of this Agreement will (a) conflict with any provision of the certificates of incorporation or the bylaws of the Purchasing Parties, (b) violate, breach or conflict with, or constitute a default or require any consents under, any Contract, any Encumbrance, any Orders of a Governmental Authority having jurisdiction over VMHI or VMI or their assets and businesses, or any Permit relating to VMHI, VMI or their businesses, or (c) violate any Legal Requirement of a Governmental Authority applicable to VMHI or VMI or by which their assets or businesses are bound.

                 5.4 NO CONSENTS OR GOVERNMENTAL APPROVALS. Neither Purchasing Party is required to obtain any consent, Permit or waiver of, make any filing with, submit any notification to, or seek to obtain any action by, any Governmental Authority in connection with the execution, delivery or performance of this Agreement by the

Purchasing Parties and the consummation of the transactions described in this Agreement.

                 5.5 CERTAIN TRANSACTIONAL FEES. Neither Quanex nor MST has or will have any obligation to pay any broker's, finder's, investment banker's, financial advisor's or similar fee or expense in connection with the transactions described in this Agreement by reason or any action taken by or on behalf of a Purchasing Party.

         6. ADDITIONAL AGREEMENTS. Quanex and the Purchasing Parties jointly and severally covenant and agree with each other that:

                 6.1      CERTAIN EMPLOYEE BENEFIT MATTERS.

                          (a)     QUANEX CORPORATION SALARIED EMPLOYEES'
         PENSION PLAN.

                                  (i) As soon as practicable following the determination of the Transfer Amount (as defined below) in accordance with subsection 6.1(a)(ii) hereof, Quanex shall direct the trustee of the Quanex Corporation Salaried Employees' Pension Plan to transfer, in cash or in kind, from the trust maintained under the Quanex Corporation Salaried Employees' Pension Plan to the trust maintained for the Vision Metals, Inc. Salaried Employees' Pension Plan (the "Buyer Salaried Pension Plan"), an amount equal to the amount required to be transferred pursuant to Section 414(1) of the Code (determined as of the Closing Time) with respect to current and former employees of MST, and with respect to the Businesses, Quanex, the names of whom are set forth on
                 SCHEDULE 0.6.1 of the Disclosure Schedule (the "Salaried Participants") and their beneficiaries calculated by using such actuarial assumptions as are agreed upon by the enrolled actuaries for the Quanex Corporation Salaried Employees' Pension Plan and the Buyer Salaried Pension Plan, which agreement shall not be withheld unreasonably. If the enrolled actuaries cannot agree on the actuarial assumptions, the assumptions set forth in PBGC Regulation Section 2619 shall be used for purposes of determining the amount to be transferred to the Buyer Salaried Pension Plan.

                                  (ii)     Quanex shall deliver to the
                 Purchasing Parties as soon as reasonably practicable, and in any event within 60 days after the Closing Date, a statement setting forth the proposed Transfer Amount as certified by the Seller's actuaries (the "Seller's Transfer Amount Statement"). The costs and expenses incurred in connection with the preparation and delivery of the Seller's Transfer Amount Statement shall be borne by the Seller. The Purchasing Parties shall have 45 days following the delivery of the Seller's Transfer Amount Statement during which to submit to Quanex, in accordance with the provisions of Article 8 hereof, a written statement setting forth any dispute concerning the Seller's

                 Transfer Amount Statement (a "Buyer's Transfer Amount Statement"). The costs and expenses incurred in connection with the preparation of a Buyer's Transfer Amount Statement shall be borne by the Purchasing Parties. If the Purchasing Parties fail to submit a Buyer's Transfer Amount Statement within such 45- day period, then the proposed Transfer Amount set forth on the Seller's Transfer Amount Statement, shall be deemed the Transfer Amount. If the Purchasing Parties timely deliver a Buyer's Transfer Amount Statement, Quanex and the Purchasing Parties shall consult and attempt to resolve, as soon as practicable, all disputes set forth therein. If Quanex and the Purchasing Parties are unable to resolve any such dispute regarding the actuarial computations (but not with respect to any dispute regarding the contractual interpretation of this section) within 30 days of the delivery of the Buyer's Transfer Amount Statement, such dispute shall be resolved by a nationally recognized independent actuarial firm mutually acceptable to Quanex and the Purchasing Parties (the "Independent Actuarial Firm"). The Independent Actuarial Firm shall be instructed to make its determination as promptly as practicable and such determination shall be final and binding upon Quanex and the Purchasing Parties enforceable by appropriate judicial proceedings. The fees and expenses of the Independent Actuarial Firm shall be shared equally by Quanex and the Purchasing Parties. The proposed Transfer Amount set forth in the Seller's Transfer Amount Statement, as modified to reflect the resolution of disputes between the Seller and the Buyer or by the Independent Actuarial Firm in accordance with this Section 0.6.1, shall be the "Transfer Amount". A pro rata share of the Quanex Corporation Salaried Employees' Pension Plan actual investment earnings or losses occurring between the date of the Closing and the date on which the Transfer Amount is transferred to the Buyer Salaried Pension Plan shall be transferred to the Buyer Salaried Pension Plan together with the Transfer Amount.

                                  (iii)    To effect the purpose of this
                 Section 0.6.1, Quanex and the Purchasing Parties shall give the other party, and any of its independent actuaries and authorized representatives, reasonable access, during normal business hours, to its properties, books, records and personnel, and shall use all reasonable efforts to cause its independent actuaries to make available to the other party and its authorized representatives work papers generated in connection with the preparation of the Seller's Transfer Amount Statement and any Buyer's Transfer Amount Statement for purposes of resolving any disputes concerning the Transfer Amount.

                                  (iv)     As soon as reasonably practicable,
                 Quanex and the Purchasing Parties shall cooperate with each other in making any required filings, including Forms 5310-A (with all attachments), reflecting the transfer of assets and assumption of liabilities pursuant to this Section 0.6.1. In connection and concurrent with such transfer, the liabilities under the Quanex Corporation Salaried Employees' Pension Plan in respect of the Salaried Participants shall be transferred to the Buyer Salaried Pension Plan.

                          (b) QUANEX CORPORATION EMPLOYEE SAVINGS PLAN. As soon as reasonably practicable, and in any event within 90 days after the Closing Date, each participant in the Quanex Corporation Employee Savings Plan who is an employee or former employee of MST or an employee of Quanex, with respect to the Businesses, shall have the right to elect to receive a distribution of all or a portion of such employee's account balance in that plan (subject to, and in accordance with, the provisions of that plan and applicable laws). The Purchasing Parties shall take any and all necessary actions to cause the trustee of the Vision Metals, Inc. Savings Plan (the "Buyer Savings Plan") to accept the "roll over" of all or a portion of any such distributions from the Quanex Corporation Employee Savings Plan, if requested to do so by a distributee who is employed by the Purchasing Parties, or an affiliate of the Buyer in connection with the transactions contemplated hereby. Each participant in the Quanex Corporation Employee Savings Plan who ceases participation thereunder as a result of the transactions contemplated by this Agreement will have a fully nonforfeitable interest in his benefit accrued under the plan.

                          (c) QUANEX CORPORATION HOURLY BARGAINING UNIT EMPLOYEES SAVINGS PLAN. Quanex will terminate its participation as an adopting employer with respect to the Quanex Corporation Hourly Bargaining Unit Employees Savings Plan effective as of the Closing Time. The parties will take such actions as are necessary to cause a qualified defined contribution plan maintained by the Purchasing Parties or one of their affiliates to accept a transfer of the Quanex Corporation Hourly Bargaining Unit Employees Savings Plan assets (in cash or in kind) and liabilities attributable to current and former employees of MST and persons working at the GST Business or the Group Office who are employed by the Purchasing Parties or one of their affiliates, in a trustee-to-trustee transfer that complies with the requirements of the Code.

                          (d) PENSION PLAN BETWEEN GULF STATES TUBE DIVISION OF QUANEX CORPORATION AND UNITED STEELWORKERS OF AMERICA.
         The Purchasing Parties will assume all liabilities with respect to the Pension Plan Between Gulf States Tube Division of Quanex Corporation and United Steelworkers of America effective as of the Effective Time. The Purchasing Parties or one of their affiliates will assume sponsorship of the Pension Plan Between Gulf States Tube Division of Quanex Corporation and United Steel Workers of America as of the Closing Time.

                          (e) QUANEX CORPORATION GROUP BENEFITS PLAN. The Purchasing Parties hereby assume all liabilities under the Quanex Corporation Group Benefits Plan for all participants who are employees or former employees of MST or Quanex in connection with the Businesses, as set forth on SCHEDULE 0.6.1 of the Disclosure Schedule, and their dependents, as of the Effective Time (the "Group Benefit Plan Participants") subject to the terms and conditions of such plan. Effective as of the Closing Time, Quanex shall (i) cause MST to terminate its participation as an adopting employer with respect to the Quanex Corporation Group Benefits Plan and (ii) cause that portion of the Quanex Corporation Group Benefit Plan and its constituent benefit programs, the Quanex Corporation Medical Reimbursement Plan and the Quanex Corporation Cafeteria Plan, covering the Group Benefits Plan Participants to be spun-off into a new welfare benefit plan, the "Buyer Group Benefits Plan", which shall be sponsored by MST or the Purchasing Parties and which, as of the Closing, shall otherwise be substantially identical to the Quanex Corporation Group Benefits Plan.

                          (f) GULF STATES TUBE UNION GROUP BENEFIT PLAN. The Purchasing Parties will assume all liabilities with respect to the Gulf States Tube Union Group Benefit Plan effective as of the Effective Time provided that liabilities for incurred but not reported claims are properly reflected on the Effective Date Balance Sheet.
         The Purchasing Parties or one of their affiliates will assume sponsorship of the Gulf States Tube Union Group Benefit Plan effective as of the Closing Time.

                          (g) QUANEX CORPORATION MANAGEMENT INCENTIVE PROGRAM. Effective as of the Effective Time, all contractual obligations under the Quanex Corporation Management Incentive Program that are attributable to current or former employees of Quanex, in connection with the Businesses, or current or former employees of MST, will be assumed by Purchasing Parties to the extent that all liabilities for such obligations are properly reflected on the Effective Date Balance Sheet.

                          (h) VACATION POLICIES. The Purchasing Parties will honor and assume all liabilities for the vacation benefits earned under a Designated Plan through the Effective Time by employees of MST or Quanex with respect to the Business, to the extent that such liabilities are properly reflected on the Effective Date Balance Sheet.

                 6.2 TRANSFER OF WORK FORCE EMPLOYED IN CONNECTION WITH THE BUSINESS. On the date of the Closing, and effective as of the Closing Time, the Purchasing Parties shall make an offer of employment at will to each person listed on SCHEDULE 0.6.2 of the Disclosure Schedule and, upon acceptance by any such person, enter into an employer- employee relationship with such person. The annual base salary or base wages contained in each offer referred to in this Section 0.6.2 will be substantially similar to the annual base salary or base wages in effect with respect to the individual immediately before the Closing.

                 6.3 SUPPLYING OF INFORMATION. Quanex shall furnish to the Purchasing Parties and their representatives such information with respect to the Businesses, the Assets and the Assumed Liabilities as they may reasonably request. The Purchasing Parties shall furnish Quanex and its representatives such information with respect to the Businesses, the Assets and the Assumed Liabilities as they were operated or used before the Closing Time as Quanex may reasonably request. For a period of six months after the Closing, the Purchasing Parties shall afford Quanex and its representatives upon prior oral or written notice reasonable access to the facilities of the Businesses during normal business hours for the purposes of performing appraisals and for any other reasonable purpose.

                 6.4 EXPENSES. Except as otherwise specified in this Agreement, each party to this Agreement shall pay its own costs and expenses (including without limitation all legal and accounting fees) relating to this Agreement, the negotiations leading up to this Agreement and the transactions described in this Agreement; provided that Quanex will not allocate to, or burden MST with, any of those costs and expenses of Quanex. Notwithstanding the foregoing sentence, the cost of preparing the September 30, 1997, audited financial statements described in Section 0.4.7 of this Agreement shall be borne one-half by Quanex and one-half by the Purchasing Parties, and the cost of preparing the 1995 and 1996 audited financial statements described in
Section 0.4.7 of this Agreement shall be borne by the Purchasing Parties.

                 6.5 PUBLICITY. Quanex and the Purchasing Parties shall issue mutually acceptable press releases as soon as practicable after the Closing.

                 6.6 TAX REPORTING AND COOPERATION. Quanex will cause MST, the GST Business and the Group Office to be included in its consolidated federal Income Tax returns and its state, local or foreign consolidated, combined affiliated or unitary Income Tax returns for periods or portions thereof ending on or before November 30, 1997. VMHI and VMI will cause MST, the GST Business, and the Group Office to be included in VMHI's consolidated federal Income Tax returns and its state, local or foreign consolidated, combined, affiliated or unitary Income Tax returns for periods or portions thereof beginning after November 30, 1997. The parties to this Agreement shall, and VMHI and VMI shall cause MST to, cooperate, and shall cause their employees, agents, accountants and representatives to cooperate, in preparing and filing all tax returns (including amended tax returns and claims for refund) to which this Agreement relates, in handling audits, examinations, investigations and administrative, court or other proceedings relating to Taxes covered by this Agreement, and in all other Tax matters to which this Agreement relates, in each case making employees available to assist the requesting party, timely providing information reasonably requested, and maintaining and making available to each other all records reasonably necessary in connection therewith.

                 6.7 ALLOCATION OF CASH PURCHASE PRICE. The allocation of the Cash Purchase Price shall be as set forth in SCHEDULE 0.6.7 of the Disclosure Schedule. The parties to this Agreement shall prepare and file all tax returns to be filed with any taxing authority in a manner consistent with that allocation and shall take no position inconsistent with that allocation, except in connection with a resolution of a tax dispute. If the allocation is disputed by a taxing authority, the party receiving notice of the dispute shall promptly notify and consult with the other parties concerning the dispute.

                 6.8 TRANSFER TAXES. Any sales, use, transfer, stamp, documentary, gains and other similar taxes and any transfer, recording or similar fees and charges imposed in connection with the consummation of the transactions described in this Agreement (collectively, the "Transfer Taxes") shall be borne one-half by the Purchasing Parties and one-half by Quanex. The Purchasing Parties and Quanex shall use commercially reasonable efforts to minimize the Transfer Taxes. The Purchasing Parties and Quanex shall cause to be prepared and timely filed all tax returns relating to the Transfer Taxes that such party has primary responsibility for filing under applicable law and shall cause all Transfer Taxes to be duly and timely paid in full.

                 6.9 ALLOCATION OF CERTAIN STRADDLE PERIOD TAXES. In the case of any Non-Income Tax that relates to a taxable period beginning on or before and ending after September 30, 1997 (a "Straddle Period"), the portion of such Tax attributable to the portion of such Straddle Period ending on and including September 30, 1997 (the "pre-10/1/97 period") and the portion of such Straddle Period beginning after September 30, 1997 (the "post-9/30/97 period") shall be determined as follows:

                          (a) CAPITAL AND AD VALOREM TAXES. In the case of any Non-Income Tax based on capital or the value of any asset, the portion attributable to such pre-10/1/97 period portion of the Straddle Period shall be the amount of the Tax for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the pre-10/1/97 period, and the denominator of which is the number of days in the entire taxable period. The amount of such Non-Income Tax remaining after subtracting the portion attributable to the pre-10/1/97 period shall be the amount of the tax attributable to the post-9/30/97 period.

                          (b) OTHER NON-INCOME TAXES. In the case of any other Non-Income Taxes, the portion attributable to the pre-10/1/97 period shall be determined on the basis of an interim closing of the books as of and including September 30, 1997.

                 6.10 NON-SOLICITATION; NON-COMPETE PROVISION. Quanex shall not either alone or jointly with, through or as manager, adviser, consultant or agent for any person or entity, directly or indirectly (a) for a period of five years after the Effective Date be engaged in, or have an investment in, the business (the "Restricted Business") of producing tubular products that are (i) greater than two feet in length in the following product categories: hot finished and cold drawn seamless tubing up through five-inch outside diameter, welded and drawn over mandrel welded tubing up through five-inch outside diameter and (ii) the same products as those products that are currently manufactured by the Businesses or will be manufactured by the Businesses under the terms of the proposal attached to this Agreement as
SCHEDULE 6.10 within the United States or any geographical area in which the Businesses are currently conducted; or (b) for a period of three years after the Effective Date of this Agreement directly solicit the services of any person who was an employee of MST or, with respect to the Businesses, Quanex engaged in skilled or managerial work at any time in the period of 12 months immediately prior to the Closing Time; provided, however, Quanex or its affiliates may own securities or other interests and have investments in a Restricted Business as long as (i) it owns no more than a 20 percent equity interest in the Restricted Business and (ii) it is not actively participating in the management of the Restricted Business. For these purposes, "direct" solicitation shall not include advertising through general publication including, without limitation, commercial publications and newspapers. The parties acknowledge that the remedy at law for any breach of the foregoing provisions of this Section 6.10 will be inadequate and that the Purchasing Parties, in addition to any other relief available to them, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage or posting a bond. If the provisions of this Section
6.10 should ever be deemed to exceed the limitation provided by applicable law, then the parties agree that such provisions shall be reformed to set forth the maximum limitations permitted.

                 6.11 USE OF CERTAIN NAMES. The Purchasing Parties shall not use the name "Quanex" or any similar name and shall cause the Businesses to be operated without use of that name in any manner and without use of any other name used by Quanex that is not intended to be transferred pursuant to this Agreement; provided, however, that to the extent necessary to continue the operation of the Businesses, (a) VMI may use stationery, letterhead, invoice forms, purchase order forms and similar materials bearing the name "Quanex" for a period of up to 30 days after the Closing and (b) VMI may ship packaged inventory ready for shipment bearing banding clips with the name "Quanex" if the inventory had been so packaged as of the Closing Time.

                 6.12 CERTAIN ASSURANCES. Within three months of the date of Closing, (a) the Purchasing Parties at their sole expense shall demonstrate to the satisfaction of the relevant Government Authorities that the Purchasing Parties (without relying on, and without reference to, Quanex or any affiliate of Quanex (other than MST)) are in compliance with all financial assurance and responsibility requirements applicable to the acquired facilities, and (b) the Purchasing Parties shall take such measures as are necessary to relieve Quanex of any continuing obligations under such financial assurance and responsibility requirements. The Purchasing Parties shall cooperate with Quanex in seeking modification of the Consent Judgment entered in Kelley v. Quanex, Civil Action No. 91-70706-CZ (Ingham County, Michigan, November 25, 1991) to remove Quanex as a party or otherwise to terminate Quanex's liability to the State of Michigan thereunder. The parties shall use commercially reasonable efforts to cooperate with each other to effect the transfer of those permits that may be transferred from Quanex to the Purchasing Parties in connection with the Businesses, and Quanex shall cooperate with VMI in VMI's efforts in connection with the Businesses to obtain those Permits that are not transferrable.

                 6.13 INTERCOMPANY ACCOUNTS AND CASH. Prior to or effective as of the date of the Closing, Quanex has or shall net, to the extent possible, and settle, forgive, dividend or contribute all intercompany accounts (the "Eliminated Accounts") between (a) Quanex and its subsidiaries and affiliates which are not constituents of the Purchased Group, and (b) the Purchased Group, except for trade accounts payable and receivable for goods or services incurred in the ordinary course of business which shall remain obligations or assets of the Purchased Group. The effect of such settling and netting will be to remove the Eliminated Accounts which exist between (a) Quanex and its subsidiaries and affiliates that are not constituents of the Purchased Group, and (b) the Purchased Group. Prior to the Closing, and subject to the provisions of Section 2.2, all cash or cash equivalents held by any of the Purchased Group have and shall be deemed to be an asset of Quanex, and Quanex may use such cash to pay advances, make dividends or distributions to Quanex and its affiliates and subsidiaries other than the Purchased Group without affecting the sale of the Businesses. For purposes of filing its Tax Returns, and for purposes of determining the parties liabilities for Income Taxes hereunder, all the transactions contemplated by this Section 6.13 shall be treated as having occurred before or effective as of the close of business on November 30, 1997. Any Income Taxes arising from events or actions outside the ordinary course of business of the Businesses occurring between November 30, 1997 and the Closing Date shall be the responsibility of Quanex. Such Income Taxes shall be deemed to arise and accrue immediately before close of business on November 30, 1997, for all purposes of this Agreement, including, without limitation, Sections 1.3(m), 1.4(a), 6.6 and 7.1(d).

         7.      INDEMNIFICATION AND REMEDIES.

                 7.1 QUANEX'S INDEMNIFICATION OF THE PURCHASING PARTIES. Quanex shall defend, indemnify and hold harmless each of the Purchasing Parties and any of their officers, directors, employees, agents, affiliates and successors, heirs and assigns against any claim, loss, cost, damage, expense, fine, debt, penalty action, cause of action, proceeding or obligation, including without limitation any amounts paid in investigation, defense or settlement ("Loss") that any such person may suffer or incur, including without limitation court costs and expenses and reasonable attorneys' fees and expenses, arising out of or in connection with:

                          (a) BREACHES. Any breach of the representations, warranties, covenants and agreements contained in this Agreement or in any document signed by Quanex referred to in Article 3 of this Agreement;

                          (b) CERTAIN CLAIMS BEFORE EFFECTIVE TIME. Any claim with regard to the conduct of the Business or the ownership or use of the Assets based on events occurring before the Effective Time, except to the extent expressly assumed by the Purchasing Parties;

                          (c) NON-ASSUMED LIABILITIES. Those liabilities relating to the Assets that the Purchasing Parties are not assuming pursuant to this Agreement and that are specified in Section 1.4 of this Agreement;

                          (d) CERTAIN TAX MATTERS. Any Income Taxes imposed with respect to (a) any consolidated Income Tax return of an "affiliated group" (as such term is defined in Section 1504 of the Code) that includes or included MST, the GST Business or the Group Office for all periods or portions of periods ending on or before November 30, 1997, and (b) any state, local or foreign consolidated, combined, affiliated or unitary Income Tax return of an applicable group of corporations that includes or included MST, the GST Business or the Group Office for all periods or portions of periods ending on or before November 30, 1997; any

         Non-Income Taxes imposed on MST, the GST Business or the Group Office with respect to any taxable period or portion thereof ending on or before September 30, 1997, but only to the extent the aggregate amount of such Non-Income Taxes exceeds the Tax Accrual; and

                          (e) PRODUCT REPLACEMENT OBLIGATIONS. VMI's obligation, pursuant to subsection 1.3(g) of this Agreement, to repurchase or replace products produced by Quanex in the GST Business before the Closing Date.

                 7.2 PURCHASING PARTIES' INDEMNIFICATION OF QUANEX. Each Purchasing Party shall jointly and severally defend, indemnify and hold harmless Quanex and each of its officers, directors, employees, agents, affiliates and successors, heirs and assigns against any Loss that any such person may suffer or incur, including without limitation court costs and expenses and reasonable attorneys' fees and expenses, arising out of or in connection with:

                          (a) BREACHES. Any breach of the representations, warranties, covenants and agreements contained in this Agreement or in any document signed by a Purchasing Party referred to in Article 3 of this Agreement;

                          (b) CERTAIN CLAIMS AFTER EFFECTIVE TIME. Any claim with regard to the conduct of the Businesses or the ownership of the Assets based on events occurring after the Effective Time;

                          (c)     ASSUMED LIABILITIES.  The Assumed
         Liabilities; and

                          (d) EMPLOYEE BENEFIT MATTERS. (1) Any actions or omissions by VMI, VMHI or MST following the Closing (other than such actions taken in accordance with Section 6.1 of this Agreement, which is governed by subsection (c) of this Section 7.2) with respect to (A) any Designated Plan that is sponsored by MST immediately prior to the Closing, (B) the Buyer Salaried Pension Plan (as defined in Section
         0.6.1 of this Agreement), (C) the Buyer Savings Plan (as defined in
         Section 0.6.1 of this Agreement) or (D) the Buyer Group Benefit Plan (as defined in Section 0.6.1 of this Agreement); (2) any application of section 4062 of ERISA, or any successor statutory provision, with respect to any termination of the Buyer Salaried Pension Plan, the Pension Plan between Gulf States Tube Division of Quanex Corporation and United Steelworkers of America, or the Pension Plan for Michigan Seamless Tube Company Hourly Employees; or (3) the medical benefit liabilities assumed by the Purchasing Parties pursuant to this Agreement and any related documents; and

                          (e) CERTAIN TAXES MATTERS. Any Non-Income Taxes imposed on MST, the GST Business or the Group Office with respect to any taxable period or portion thereof ending on or before September 30, 1997, up to the aggregate amount of the Tax Accrual; any Non-Income

         Taxes imposed upon MST, the GST Business or the Group Office with respect to any taxable period or portion thereof beginning after September 30, 1997; and any Income Taxes imposed with respect to MST, the GST Business or the Group Office for any taxable period or portion thereof beginning after November 30, 1997.

                 7.3      THIRD PARTY CLAIMS.  If any claim covered by this
Article 7 is made by any third party, the party receiving that claim (the "Indemnified Party") shall promptly notify the party to indemnify the Indemnified Party (the "Indemnifying Party") and the Indemnifying Party shall have an opportunity to defend or settle the claim, with counsel reasonably acceptable to the Indemnified Party. If the Indemnifying Party assumes the defense of an Indemnified Party's claim and, under applicable standards of professional conduct, a conflict of interest exists on any significant issue between the positions of the Indemnified Party and the Indemnifying Party, such that counsel chosen by the Indemnifying Party is ethically prohibited from representing both the Indemnified Party and the Indemnifying Party, then the Indemnified Party may retain counsel reasonably satisfactory to the Indemnifying Party to represent the Indemnified Party with respect to the issue as to which there is a conflict, and the Indemnifying Party shall pay all fees and expenses of that counsel. If the Indemnifying Party fails to promptly assume the defense of a claim covered by this Article 7 after notice or to thereafter diligently defend against the claim or if any such claim is determined valid by a court having proper jurisdiction, the Indemnified Party shall have the right to pay or settle such claim and demand immediate payment from the Indemnifying Party. All amounts paid under this Section 0.7.3 are payable on demand or, in the case of a third party claim, upon settlement or final judgment. The Indemnified Party shall also be entitled to recover any costs or expenses incurred in enforcing the rights to indemnity hereby granted.

                 7.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in this Agreement shall survive the Closing Time for a period of two years, except with respect to the representations contained in Section 0.4.3 (relating to the MST Stock), Sections 4.14 and 5.5 (relating to certain transactional fees) and Section
0.4.21 (relating to certain tax matters) of this Agreement, which shall survive except as may be limited by any applicable statutes of limitations.

                 7.5 LIMITATION ON INDEMNIFICATIONS. The indemnifications in favor of the Purchasing Parties and others contained in subsections 0.7.1(a) and (b) of this Agreement shall not be effective until the aggregate amount of all Losses indemnified against under subsections 0.7.1(a) and (b) of this Agreement exceeds $150,000 (the "Basket Amount"), and then only to the extent which that aggregate amount exceeds the Basket Amount (except with respect to the representations contained in the penultimate sentence of Section 4.17 of this Agreement (relating to indebtedness) and the representations contained in
Section 4.21 of this Agreement (relating to tax matters), as to which the Basket Amount shall not apply). The indemnification in favor of Quanex and others contained in subsections 0.7.2(a) and (b) of this Agreement shall not be effective until the aggregate amount of all Losses indemnified against under subsections 0.7.2(a) and (b) exceeds the Basket Amount, and then only to the extent which that aggregate amount exceeds the Basket Amount. The total amount of indemnification to be paid by Quanex under Section 0.7.1 of this Agreement shall not exceed an amount equal to the Cash Purchase Price, as adjusted pursuant to
Section 0.2.2 of this Agreement (the "Maximum Amount"). The total amount of indemnification to be paid by the Purchasing Parties under Section 0.7.2 of this Agreement shall not exceed the Maximum Amount. Quanex shall not be required to indemnify the Purchasing Parties for any Loss or portion of a Loss to the extent that (a) the Loss (or portion thereof) occurs as a result of a breach of a representation or warranty contained in Article 4 of this Agreement and (b) the amount of Loss (or portion thereof) is reflected within the applicable category on the Effective Time Balance Sheet and is an Assumed Liability. Quanex shall not be required to indemnify the Purchasing Parties for any Loss or portion of a Loss to the extent that (c) the Loss (or portion thereof) occurs as a result of a breach of Quanex's representations concerning competition law matters contained in Section 0.4.6 of this Agreement and (d) the Loss (or portion thereof) results from inaccurate information provided to Quanex by the Purchasing Parties. The Purchasing Parties shall not be required to indemnify Quanex for any Loss or portion of a Loss to the extent that (e) the Loss (or portion thereof) occurs as a result of a breach of the Purchasing Parties' representations concerning competition law matters contained in
Section 0.5.4 of this Agreement and (f) the Loss (or portion thereof) results from inaccurate information provided to the Purchasing Parties by Quanex.

                 7.6 LIMITATION ON TYPE OF REMEDIES. Except for Losses resulting from fraud, the rights and remedies specifically provided for in this Agreement shall be the exclusive rights and remedies of the parties to this Agreement. However, the foregoing sentence shall not preclude a party from applying for and obtaining injunctive relief to enforce any rights under this Agreement. The Purchasing Parties waive any rights and remedies they may have against Quanex under any Environmental Law, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, Part 201 of the Natural Resources and Environmental Protection Act of Michigan 1994 PA 451, as amended, and the Texas Solid Waste Disposal Act.

         8.      GENERAL PROVISIONS.

                 8.1 AMENDMENTS. This Agreement may be amended only by a written agreement signed by Quanex and Purchasing Parties.

                 8.2 NOTICES. Unless specifically provided otherwise in this Agreement, all notices, requests, demands and other communications made in connection with this Agreement shall be in writing and shall be deemed to have been duly given on the date delivered, if delivered personally or sent by facsimile to the persons identified below, or three days after mailing if mailed by certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

                           (a)      If to VMI or VMHI:

                                    c/o Citicorp Venture Capital, Ltd.
                                    399 Park Avenue, 14th Floor-Zone 4
                                    New York, New York  10043
                                    Attention:  Mr. Joseph Silvestri
                                    Fax No.:  (212) 888-2940

                                    with a copy to the following legal counsel:

                                    Kirkland & Ellis
                                    153 E. 53rd Street
                                    New York, New York  10022
                                    Attention:  Eunu Chun
                                    Fax No.:  (212) 446-4900

                           (b)      if to Quanex,

                                    Quanex Corporation
                                    1900 West Loop South, Suite 1500
                                    Houston, Texas 77027
                                    Attention:  Mr. Wayne M. Rose
                                    Fax No. (713) 877-5333

                                    with a copy to the following legal counsel:

                                    Fulbright & Jaworski L.L.P.
                                    2200 Ross Avenue, Suite 2800
                                    Dallas, Texas  75201
                                    Attention:  Ms. Harva R. Dockery
                                    Fax No. (214) 855-8200

Provided, however, that no notice shall be deemed ineffective solely because it was not received by any party designated above as legal counsel. The addresses and numbers may be changed by means of a notice given in the manner provided in this Section 0.8.2.

                 8.3 WAIVER. Waiver of any term or condition of this Agreement by any party shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement.

                 8.4 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                 8.5 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in a manner adverse to a party to this Agreement. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties to this Agreement shall negotiate in good faith to modify this Agreement to effect the original intent of the parties to this Agreement as closely as possible in an acceptable manner to the end that transactions contemplated by this Agreement are fulfilled to the extent possible.

                 8.6 ENTIRE AGREEMENT; SCHEDULES. This Agreement and the Disclosure Schedule constitute the entire agreement and supersede all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter of this Agreement. The Schedules identified in this Agreement have been delivered to the Purchasing Parties and Quanex separate from this Agreement; those Schedules, however, shall constitute a part of this Agreement and are incorporated by reference into this Agreement.

                 8.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED AS TO ALL MATTERS BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF DELAWARE, EXCLUDING (TO THE GREATEST EXTENT PERMISSIBLE BY LAW) ANY RULE OF LAW THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN DELAWARE. TO THE GREATEST EXTENT POSSIBLE, ALL UNDEFINED TERMS USED IN THIS AGREEMENT SHALL BE CONSTRUED TO HAVE THE MEANING ASCRIBED TO THEM UNDER THE LAWS OF DELAWARE.

                 8.8 COUNTERPARTS. This Agreement and all agreements executed and delivered pursuant to this Agreement may be executed in one or more counterparts, and by the different parties to this Agreement in separate counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

                 8.9 NO THIRD-PARTY BENEFICIARIES. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person who is not a party to this Agreement.

                 8.10 VENUE. The exclusive situs for any resolution of disputes under this Agreement shall be in the appropriate federal, state or local court in or for the State of Delaware.

                 8.11 ASSIGNABILITY. No party to this Agreement may assign any or all of its rights under this Agreement, in whole or in part, without the written consent of the other parties to this Agreement; provided that the Purchasing Parties may assign their rights under this Agreement, without written consent, to an affiliate of a Purchasing Party, to a party providing financing for the purchase of the Assets pursuant to this Agreement and any subsequent purchasers of the Businesses.


                            [SIGNATURE PAGE FOLLOWS]

                 IN WITNESS WHEREOF, VMI, VMHI and Quanex have caused this Agreement to be executed on the day and year first above written, acknowledging that this Agreement shall be effective at the Effective Time.

                                      VISION METALS, INC.



                                      By:       /s/ James C. Hill
                                         -------------------------------------
                                         Name:  James C. Hill
                                              --------------------------------
                                         Title: President
                                               -------------------------------


                                      VISION METALS HOLDINGS, INC.



                                      By:       /s/ James C. Hill
                                         -------------------------------------
                                         Name:  James C. Hill
                                              --------------------------------
                                         Title: President
                                               -------------------------------


                                      QUANEX CORPORATION



                                      By:       /s/ Wayne M. Rose
                                         -------------------------------------
                                         Name:  Wayne M. Rose
                                              --------------------------------
                                         Title: Vice President
                                               -------------------------------

                 As permitted by Item 601(b)(2) of Regulation S-K, the Company has not filed any schedules with this Exhibit No. 2.1. Listed below is a brief description of the omitted schedules. The Company agrees to furnish supplementally a copy of any of such omitted schedules to the Commission upon request.

Schedules
---------

Schedule 1.1        Encumbrances Permitted on Transferred Assets
Schedule 1.1(a)     Description of Owned Real Property
Schedule 1.1(g)     GST Agreements
Schedule 4.5        Certain Conflict Exceptions
Schedule 4.6        Certain Required Permits
Schedule 4.9        Matters Relating to Properties and Assets
Schedule 4.10       Certain Environmental Matters
Schedule 4.11       Matters Relating to Contracts
Schedule 4.12       Matters Relating to Litigation and Arbitration
Schedule 4.13       Absence of Certain Changes or Events
Schedule 4.15       Employee Benefit Plans
Schedule 4.16       Certain Permit Matters
Schedule 4.17       Liabilities and Indebtedness
Schedule 4.18       Accounts Receivable
Schedule 4.19       Inventory Matters
Schedule 4.20(a)    Identification of Employees
Schedule 4.20(b)    Certain Matters Relating to Employees
Schedule 4.20(c)    WARN Matters
Schedule 4.21       Tax Matters
Schedule 4.22       Intellectual Property Matters
Schedule 4.23       Insurance Policies
Schedule 4.24       Bank Accounts
Schedule 4.25       Customers and Suppliers Matters
Schedule 4.26       Affiliate Transactions
Schedule 6.1        Certain Employees
Schedule 6.2        Employees to be Hired
Schedule 6.7        Allocation of Cash Purchase Price
Schedule 6.10       Proposal Relating to Certain Products